Exhibit 99.8

Conformed Version

PROVINCE OF ONTARIO

US$2,000,000,000

3.700% BONDS DUE SEPTEMBER 17, 2029

FISCAL AGENCY AGREEMENT

Dated as of September 17, 2024

PROVINCE OF ONTARIO

FISCAL AGENCY AGREEMENT dated as of September 17, 2024, between the Province of Ontario (the “Province”) and The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, as fiscal agent, transfer agent, registrar, DTC Custodian (as defined below) and principal paying agent.

1. Underwriting Agreement. The Province entered into an underwriting agreement dated as of September 10, 2024 (the “Underwriting Agreement”) with the several underwriters listed on Schedule II thereto providing for the issue and sale by the Province of US$2,000,000,000 aggregate principal amount of 3.700% Bonds due September 17, 2029 (the “Bonds”).

2. Appointment of Registrar; Paying Agents; Additional Transfer Agent. (a) The Province hereby appoints The Bank of New York Mellon, at present having its principal office at 240 Greenwich Street, 7E, New York, New York 10286, in the Borough of Manhattan, The City and State of New York, as fiscal agent, transfer agent, registrar, DTC Custodian and principal paying agent of the Province for the Bonds, upon the terms and conditions set forth herein. The Bank of New York Mellon accepts such appointments, and along with its successors as such fiscal agent, transfer agent, registrar, DTC Custodian and principal paying agent is hereinafter referred to as the “Registrar”.

(b)  The Province may from time to time appoint one or more additional agents (hereinafter called a “Paying Agent” or the “Paying Agents”) for the payment (subject to the applicable laws and regulations) of the principal of and interest and Additional Amounts (as defined in the terms and conditions of the Bonds), if any, on the Bonds at such place or places as the Province may determine pursuant to a written paying agency agreement (a “Paying Agency Agreement”). The Province may at any time terminate the appointment of any Paying Agent provided, however, that if definitive Bonds are issued and for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Province will appoint and maintain a Paying Agent in Luxembourg. Upon the appointment of a Paying Agent in Luxembourg and in the event of a change in the Luxembourg Paying Agent, notice will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.luxse.com. The Province will keep the Registrar informed as to the name, address, and telephone and facsimile numbers of each Paying Agent appointed by it and will notify the Registrar of the resignation or termination of the appointment of any Paying Agent. The Registrar shall arrange with each Paying Agent for the payment, as provided herein, of the principal of and interest and Additional Amounts, if any, on the Bonds on terms approved by the Province (further references herein to principal and interest shall be deemed to also refer to any Additional Amounts).

(c)  The Province may from time to time appoint one or more additional agents for the processing of applications for registration of transfer or exchange of fully registered Bonds in definitive form (hereinafter referred to as an “Additional Transfer Agent” or “Additional Transfer Agents” and, together with the Registrar, in its capacity as transfer agent of the Province, the “Transfer Agents” or individually a “Transfer Agent”) pursuant to a written transfer agency agreement. The Province may at any time terminate the appointment of any Additional Transfer Agent; provided, however, that if definitive Bonds are issued and for so long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of such exchange so require, the Province will appoint and maintain an Additional Transfer Agent in Luxembourg. Upon the appointment of a Transfer Agent in Luxembourg and in the event of a change in the Luxembourg Transfer Agent, notice will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.luxse.com. The Province will keep the Registrar informed as to the name, address and telephone and facsimile numbers of each Additional Transfer Agent appointed by it and will notify the Registrar of the resignation or termination of the appointment of any Additional Transfer Agent.

3. Form. (a) The Bonds shall initially be issued in the form of four fully registered global certificates without coupons (such registered global certificates and any registered global certificate or certificates issued upon any transfer or exchange thereof or in replacement therefor are hereinafter referred to as the “Global Bonds”). The Global Bonds shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) and held by The Bank of New York Mellon as custodian for DTC (“DTC Custodian”). As long as DTC or its respective nominee is the registered holder of the Global Bonds, it will be considered the sole owner and registered holder of the Bonds for all purposes hereunder and under the Global Bonds. None of the Province, the Registrar or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made by DTC, CDS Clearing and Depository Services Inc., Euroclear Bank SA/NV, or Clearstream Banking S.A. on account of beneficial interests in the Global Bonds. Except as provided in Section 6 hereof, owners of beneficial interests in the Global Bonds will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive registered form and will not be considered registered holders thereof under this Agreement. The Global Bonds will be substantially in the form attached hereto as Exhibit 1.

(b)  All Bonds (including the Global Bonds) shall be executed on behalf of the Province by the signature, manual or in facsimile (including electronic signature), of the Minister of Finance or of any one of (i) the Deputy Minister of Finance, or (ii) the Chief Executive Officer, the Executive Director and Chief Investment Officer, Capital Markets Division, or any Director, Capital Markets Division, all of the Ontario Financing Authority, and shall be sealed with the manual or facsimile (including electronic signature) seal of the Minister of Finance. In the event that any official of the Province who shall have signed or whose facsimile signature (including electronic signature) shall appear upon any of the Bonds shall cease to hold such office before the Bonds so signed shall actually have been authenticated, registered or delivered, such Bonds nevertheless may be authenticated, registered and delivered with the same force and effect as though such person who signed such Bonds had not ceased to be such official of the Province.

4. Authentication. (a) The Registrar shall, upon receipt of Bonds duly executed and sealed on behalf of the Province, together with a written order or orders from the Province to authenticate and deliver such Bonds in a stated aggregate principal amount, (i) authenticate and register not more than the said aggregate principal amount of Bonds and deliver them in accordance with the written order or orders of the Province and (ii) thereafter authenticate, register and deliver Bonds in accordance with the provisions of Sections 5, 6 and 8 of this Agreement. Except as described in Section 9(d) hereof, the total amount of the Bonds to be issued and outstanding at any time, whether in the form of Global Bonds or Bonds in definitive registered form, issued in exchange for the Global Bonds, shall not exceed US$2,000,000,000 in aggregate principal amount, plus the aggregate principal amount of any additional Bonds issued by the Province pursuant to any supplement hereto in accordance with Section 15 of this Agreement.

(b)  All Bonds to be authenticated by the Registrar pursuant to the terms of this Agreement shall be so authenticated by the signature of an officer or authorized signatory of the Registrar, manual or in facsimile (including electronic signature).

5. Registration, Transfers and Exchanges. (a) The Registrar, as agent of the Province for such purpose, shall at all times keep at its principal office in the Borough of Manhattan, The City and State of New York, a register or registers (hereinafter the “Register” or “Registers”) for the registration

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and registration of transfers and exchanges of Bonds, in which shall be entered the names and addresses of the registered holders of Bonds and the principal amount of and other particulars of the Bonds held by them, as well as any other information the Registrar is required by regulation or otherwise to maintain. Subject to Section 6 hereof, upon surrender for registration of transfer of any Bond at said office, the Registrar shall authenticate, register and deliver, in the name of the transferee or transferees, a new Bond or Bonds of like tenor and for a like aggregate principal amount and otherwise subject to the same terms and conditions as the Bond so surrendered. Subject to Section 6 hereof, upon surrender of any Bond at said office for exchange, the Registrar shall authenticate, register and deliver, in exchange for such Bond, a new Bond or new Bonds of the appropriate authorized denomination(s) and for a like aggregate principal amount in accordance with the provisions of the Bonds. The Province and the Registrar shall not be required to make any exchange of Bonds if, as a result thereof, the Province would incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

(b)  All new Bonds authenticated and delivered by the Registrar upon registration of transfer or in exchange for Bonds of other denominations shall be so dated that neither gain nor loss of interest shall result from such registration of transfer or exchange.

(c)  All Bonds presented or surrendered for registration of transfer, exchange or payment shall be accompanied by a written instrument or instruments of transfer in a form satisfactory to the Registrar, duly executed by the registered holder or its attorney duly authorized in writing and with the signatures thereon duly guaranteed by a commercial bank or trust company having its principal office in The City of New York or by a member of the New York Stock Exchange.

(d)  The Registrar and any Additional Transfer Agent shall not impose any service charge on the registered holder for any such registration of transfer or exchange of Bonds in the normal course of business; however, the Province may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in this Agreement or in the Bonds, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith. The Province shall notify the Registrar and any Additional Transfer Agent in writing of any such requirement.

(e)  The Province, the Registrar and any Paying Agent or Additional Transfer Agent may treat the person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond, and all other purposes whatsoever, whether or not such Bond be overdue, and none of the Province, the Registrar, any Paying Agent or any Additional Transfer Agent shall be affected by any notice to the contrary and any such payment shall be a good and sufficient discharge to the Province, the Registrar and any Paying Agent or Additional Transfer Agent for the amount so paid.

(f)  The Registrar shall not be required to register any transfer or exchange of Bonds (and any Additional Transfer Agent shall not be required to accept presentment of fully registered Bonds in definitive form for registration of transfer or exchange by the Registrar) during the period (i) from the Regular Record Date (as defined in the Bonds) to the Interest Payment Date (as defined in the Bonds) or (ii) from the close of business on the fifteenth day preceding the date of early redemption of the Bonds (the “Redemption Record Date”) to the date of early redemption of the Bonds (the “Redemption Date”). For the purposes of any interest payment made in accordance with Section 7(a), (b), (c) or (d) hereof, such payment shall be made to those persons in whose names the Bonds are registered on such Regular Record Date or Redemption Record Date.

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(g)  Each Additional Transfer Agent, as agent of the Province for such purpose, shall maintain an office in its jurisdiction at which fully registered Bonds in definitive form may be presented for registration of transfer or exchange by the Registrar in accordance with this Agreement. Each Additional Transfer Agent shall promptly forward to the Registrar all such Bonds received by it, together with the written instrument or instruments of transfer referred to above.

6. Special Provisions Relating to the Global Bonds. (a) Unless any Global Bond is presented by an authorized representative of DTC to the Province, the Registrar or their respective agents for registration of transfer, exchange or payment, and any replacement Global Bond issued is registered in the name of a nominee of DTC as requested by such authorized representative and any payment is made to such nominee of DTC, any transfer, pledge or other use of the Global Bonds for value or otherwise shall be wrongful since the registered holder thereof has an interest therein.

(b)  Except as provided in this subparagraph, Bonds will not be issued in definitive registered form. If at any time DTC notifies the Province that it is unwilling or unable to continue as depository for the Global Bonds or if at any time DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, or otherwise ceases to be eligible to be a depositary, the Province shall appoint a successor depositary with respect to the Global Bonds. If a successor depositary for the Global Bonds is not appointed by the Province within a reasonable period after the Province receives such notice or becomes aware of such ineligibility, the Province shall execute and seal Bonds in definitive registered form, and the Registrar, upon receipt thereof, shall authenticate and deliver such Bonds in definitive registered form without coupons, in denominations determined by the Province and of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000, in an aggregate principal amount equal to the aggregate principal amount of the Global Bonds as of the exchange date.

(c)  The Province may at any time and in its sole discretion determine not to have any of the Bonds held in the form of the Global Bonds. In such event the Province shall execute and seal Bonds in definitive registered form, and the Registrar, upon receipt thereof, shall authenticate and deliver such Bonds in definitive registered form without coupons, in denominations determined by the Province and of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000, in an aggregate principal amount equal to the aggregate principal amount of the Global Bonds as of the exchange date.

(d)  Upon the exchange of the Global Bonds for Bonds in definitive registered form, the Registrar shall cancel such Global Bonds and shall reduce the holdings of Cede & Co. on the Register to nil. Bonds in definitive registered form issued in exchange for the Global Bonds pursuant to this section shall be registered in such names as DTC pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or the Province. The Registrar shall deliver such Bonds in definitive registered form to or as directed by the persons in whose names such definitive registered Bonds are so registered and, to the extent reasonably practicable in the circumstances, shall direct all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof on or after such exchange regardless of whether such exchange occurred after the record date for such payment.

(e)  All Bonds in definitive registered form issued upon the exchange of the Global Bonds shall be valid obligations of the Province, evidencing the same debt, entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to a Global Bond) as the Global Bonds surrendered upon such exchange.

(f)   In the event definitive Bonds are issued and for so long as Bonds in definitive registered form are listed on the Luxembourg Stock Exchange and the rules of such exchange require, the

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Province will appoint and maintain a transfer and paying agent in Luxembourg and notice of such appointment will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.luxse.com.

7. Payment. (a) The Province will pay to the Registrar, in same day funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to an account to be specified by the Registrar, on the day on which the same shall become due (or the next succeeding Business Day if such due date falls upon a day which is not a Business Day as defined below, unless such next following Business Day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding Business Day as if made on the date such payment was due), all amounts to be paid on the Bonds for principal and interest on that date as required by the terms of the Bonds, and the Province hereby authorizes and directs the Registrar, from the funds so paid to it, to make payment of the principal and interest in respect of the Bonds in accordance with their terms and the provisions set forth below. For the purposes of this Section 7(a), “Business Day” means a day on which banking institutions in the City of New York, in the City of London and in the City of Toronto are not authorized or obligated by law or executive order to be closed.

(b)  Payment of principal and interest on the Global Bonds shall be made by the Registrar to Cede & Co., as nominee of DTC, in same day funds, in accordance with procedures agreed to between the Registrar and DTC.

(c)  Payment of principal in respect of Bonds in definitive registered form issued pursuant to Section 6(b) and (c) hereof shall be made by the Registrar to the registered holders thereof against surrender at the office of the Registrar in the Borough of Manhattan, The City and State of New York or at the office of any Paying Agent appointed by the Province for such purpose pursuant to this Fiscal Agency Agreement and any Paying Agency Agreement. Payment of interest due prior to or on the Maturity Date (as defined below) or on any Redemption Date will be made by the Registrar to the registered holders thereof by forwarding by post or otherwise delivering a cheque to the registered addresses of registered holders of Bonds, or, at the option of the Province, otherwise transferring funds to the registered holders of the Bonds. Such cheque shall be: (i) dated the due date for payment, (ii) made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint holders (failing instructions from them to the contrary) and shall be sent to the address of that one of such joint holders whose name stands first in the register as one of such joint holders, and (iii) delivered to such holder on such due date for payment.

(d)  All moneys paid to the Registrar under Section 7(a) of this Agreement shall be held by it in a separate account from the moment when such money is received until the time of actual payment, in trust for the registered holders of Bonds to be applied by the Registrar to payments due on the Bonds at the time and in the manner provided for in this Agreement and the Bonds, provided that if the Registrar shall fail to duly make any such payment due on the Bonds and, as a result of such failure, the Province otherwise duly makes such payments to the registered holders of Bonds, the Registrar shall thereupon hold such moneys paid to it under Section 7(a) in trust for the Province. Any money deposited with the Registrar for the payment of the principal or interest in respect of any Bond remaining unclaimed for two years after such principal or interest shall have become due and payable shall be repaid to the Province without interest, and the registered holder of a Bond may thereafter look only to the Province for any payment to which such holder may be entitled.

8. Mutilated, Destroyed, Stolen or Lost Bond Certificates. (a) If any Bond certificate is mutilated, defaced, destroyed, stolen or lost, application for replacement shall be made to the Registrar who shall promptly transmit such application to the Province. Such application shall be accompanied by

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the mutilated or defaced certificate or proof, satisfactory to the Province in its discretion, of the destruction, theft or loss of the certificate, and upon receipt by the Province of an indemnity satisfactory to it, the Province shall execute a new certificate of like tenor, and upon written instructions from the Province, the Registrar shall thereupon cancel the mutilated or defaced certificate and adjust the Register to reflect the cancellation, destruction, theft or loss of a certificate, as the case may be, and authenticate, register and deliver such new certificate in exchange for the mutilated or defaced certificate or in substitution for the destroyed, stolen or lost certificate. Such replacement certificate shall be so dated that neither gain nor loss in interest will result from such exchange or substitution. All expenses associated with procuring any indemnity and with the preparation, authentication and delivery of a replacement certificate will be borne by the registered holder of the mutilated, defaced, destroyed, stolen or lost Bond certificate.

(b)  Whenever any Bond alleged to have been lost, stolen or destroyed for which a replacement Bond has been issued is presented to the Registrar, any Paying Agent or any Additional Transfer Agent for payment on the Maturity Date, the Redemption Date or for registration of transfer or exchange, the Registrar, the Paying Agent or the Additional Transfer Agent, as the case may be, shall immediately notify the Province in respect thereof and shall deal with such Bond only in accordance with the Province’s instructions.

9. Maturity, Redemption and Purchases. (a) Unless previously redeemed for tax reasons as provided in the terms and conditions of the Bonds, or repurchased by the Province, as provided below, the principal amount of the Bonds is due and payable on September 17, 2029 (the “Maturity Date”).

(b)  In accordance with the terms and conditions of the Bonds, upon receipt of a notice to redeem and a certificate of the Province, as set forth in the Bonds, not less than 30 days and no more than 60 days prior to the Redemption Date, the Registrar shall cause to be published, in accordance with Section 19(b) hereof, on behalf of the Province a notice of redemption stating: (i) the Redemption Date; (ii) the redemption price; and (iii) if applicable, the place or places of surrender of the Bonds to be redeemed.

(c)  The Province may, at any time, purchase Bonds in the open market, or by tender or by private contract at any price, in accordance with applicable law and may cause, in writing, the Registrar to cancel any Bonds so purchased.

(d)  If the Province elects to cancel any Bonds purchased by it when such Bonds have been issued in the form of a Global Bond, it may require, in writing, the Registrar to register such cancellation and to reduce the outstanding aggregate principal amount of the Global Bonds in accordance with the regular procedures of DTC in effect at such time.

10. Cancellation and Destruction. All Bonds which are paid on the Maturity Date or the Redemption Date, or surrendered for registration of transfer or exchange for other certificates or for replacement, shall be cancelled by the Registrar who shall register such cancellation. The Registrar shall, as soon as practicable after the earliest of the date of cancellation of Bonds under this section or Section 8(a) or the date that the register is adjusted to reflect the destruction, theft or loss of a certificate pursuant to Section 8(a) hereof, furnish the Province with a certificate or certificates stating the serial numbers and total number of Bonds that have been cancelled. The Registrar shall destroy all cancelled Bonds in accordance with the instructions of the Province and shall furnish to the Province, on a timely basis, certificates of destruction stating the serial numbers, dollar value and total number of all Bonds destroyed hereunder.

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11. (a) Limit on Liability. In acting under this Agreement, the Registrar and any Paying Agent are acting solely as agents of the Province and do not assume any obligation or relationship of agency or trust for or with any of the registered holders of the Bonds, except that all funds held by the Registrar or any Paying Agent for payment of principal or interest shall be held in trust for the registered holders of the Bonds as provided in this Agreement.

(b)  Rights and Liabilities of Registrar and Paying Agent. Neither the Registrar nor Paying Agent shall incur liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Bond, certificate, affidavit, instruction, notice, request, direction, opinion, order, statement or other paper, document or communications reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement, opinion or other communication from the Province made or given by it and sent, delivered or directed to the Registrar or the Paying Agent under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any authorized officer of the Province or its attorney duly authorized in writing.

(c)  Right of Agent to Own Bonds. The Registrar and each Paying Agent, and their officers, directors and employees, may become the holder of, or acquire any interest in, any Bonds, with the same rights that it or they would have if it were not the Registrar or a Paying Agent hereunder, or they were not such officers, directors or employees, and may engage or be interested in any financial or other transaction with the Province and may act on, or as depositary, trustee or agent for, any committee or body of registered holders of Bonds or other obligations of the Province as freely as if it were not the Registrar or a Paying Agent hereunder or they were not such officers, directors or employees.

(d)  Force Majeure. Neither the Registrar, any Paying Agent or Additional Transfer Agent nor the Province shall be liable for any loss or damage resulting from the failure to perform its obligations under this Agreement or any term or condition herein if such failure is due to any cause beyond the reasonable control of the party relying on such cause, for so long as such cause may continue to cause such failure, including, without limitation, war, acts of terrorism, civil commotion, military disturbances, acts of God, fire, nuclear or natural catastrophes, third party labour disturbances, loss or malfunction of utilities, communications or electronic (software or hardware) services or any similar cause beyond the reasonable control of such party. Each party shall use commercially reasonable efforts to give notice to the other party as soon as reasonably possible of the occurrence of an event of force majeure as described under this provision and a summary of the action to be taken by it as a result of such event; provided however, that such notice or failure to give such notice shall not in any way suspend or otherwise affect the operation of this provision.

Notwithstanding the foregoing,

(i)

the Province shall use commercially reasonable efforts to maintain contingency plans in place to either mitigate or negate the effects of any such event and the Fiscal Agent, any Paying Agent and any Additional Transfer Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as possible under the circumstances; and

(ii)	each party shall at all times use commercially reasonable efforts to fully perform its obligations hereunder.

(e)  WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY

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JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS AGREEMENT.

(f)  Disclaimer of Liability for Consequential or Punitive Damages. Neither the Registrar, any Paying Agent or any Additional Transfer Agent nor the Province shall be liable for any indirect, punitive, consequential or exemplary damages (including but not limited to loss of profits) regardless of the cause of action.

12. Expenses and Indemnity. (a) In connection with the Registrar’s appointment and duties as Registrar, the Province will pay the Registrar compensation in an amount separately agreed upon by the Province and the Registrar. The Province will indemnify and hold harmless the Registrar and each Paying Agent against all claims, actions, demands, damages, costs, losses or liability which may be incurred by the Registrar or any Paying Agent by reason of, or in connection with, the Registrar’s or any Paying Agent’s appointment and duties as such, except as such result from any negligent act or omission, bad faith or willful misconduct of the Registrar or any Paying Agent or their respective directors, officers, employees or agents. In addition, the Province will (i) indemnify and hold harmless the DTC Custodian on the same basis as aforesaid in respect of its duties as custodian for DTC less any amounts received by the DTC Custodian from DTC in connection with any applicable indemnity provided by DTC to the DTC Custodian but only to the extent the DTC Custodian is not otherwise entitled to be indemnified or held harmless by DTC, and (ii) shall, pursuant to arrangements separately agreed upon by the Province and the Registrar, transfer to the Registrar, upon presentation of substantiating documentation satisfactory to the Province acting reasonably, amounts sufficient to reimburse the Registrar for certain out-of-pocket expenses reasonably incurred by it and by any Paying Agent in connection with their services. The obligation of the Province under this paragraph shall survive payment of the Bonds, termination of this Agreement and resignation or removal of the Registrar.

(b)  The Registrar and each Paying Agent agrees to indemnify and hold harmless the Province against all claims, actions, demands, damages, costs, losses and liabilities arising out of or relating to any negligent act or omission, bad faith or willful misconduct of the Registrar or such Paying Agent, as the case may be, or its respective directors, officers, employees or agents. The obligations of the Registrar and each Paying Agent under this paragraph shall survive payment of the Bonds, termination of this Agreement and resignation or removal of the Registrar and each Paying Agent.

(c)  Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under this Agreement but failure to so notify any indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action with legal advisors chosen by it and approved by the indemnified party defendant in such action, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party, but an indemnifying party may not settle any action commenced against an indemnified party without the written consent of the indemnified party. In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party will not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry

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of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such claim or action). If an indemnifying party assumes the defense of any such action, the indemnifying party shall not be liable for any fees or expenses of the legal advisors of the indemnified party incurred thereafter in connection with such action. In no event shall the indemnifying party be liable for the fees and expenses of more than one legal advisor for the indemnified party in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.

13. (a) Successor Registrar. The Province agrees that there shall at all times be a Registrar hereunder and that the registrar shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having a place of business in the Borough of Manhattan, The City and State of New York, and authorized under such laws to exercise corporate trust powers, provided, the Province may choose to act at any time as its own fiscal agent, transfer agent, registrar and principal paying agent.

The Registrar shall not transfer or assign this Agreement or any interest or obligation herein without the Province’s prior written consent. Any corporation into which the Registrar hereunder may be amalgamated, merged or converted, or any corporation with which the Registrar may be consolidated, or any corporation resulting from any amalgamation, merger, conversion or consolidation to which the Registrar shall sell or otherwise transfer all or substantially all of the corporate trust business of the Registrar, provided that it shall be qualified as aforesaid, shall be the successor Registrar under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, but subject to prior notice to and the prior written approval of the Province.

(b)  Resignation. The Registrar may at any time resign by giving written notice to the Province of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 90 days after the date on which such notice is given unless the Province shall agree to a shorter period); provided that no such resignation shall become effective less than 30 days before or 30 days after the due date for any payment of principal or interest in respect of the Bonds. The Province may remove the Registrar at any time by giving written notice to the Registrar specifying the date on which such removal shall become effective, which notice shall be given at least 90 days prior to such date unless the Registrar shall agree to a shorter period. Such resignation or removal shall only take effect upon the appointment by the Province of a successor Registrar and upon the acceptance of such appointment by such successor Registrar. If the Province fails to appoint a successor Registrar 30 days prior to the date such resignation or removal becomes effective, as the case may be, the Registrar may apply to a court of competent jurisdiction to seek the appointment of a successor Registrar. Any Paying Agent or Additional Transfer Agent may resign or may be removed at any time upon like notice, and the Province in any such case may appoint in substitution therefor a new Paying Agent or Paying Agents or Additional Transfer Agent or Additional Transfer Agents.

(c)  Bankruptcy or Insolvency of Registrar. The appointment of the Registrar hereunder shall forthwith terminate, whether or not notice of such termination shall have been given, if at any time the Registrar becomes incapable of performing its duties hereunder, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator or receiver of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Registrar, or if a liquidator or receiver of the Registrar of all or any substantial part of its property is appointed, or if any order of any court is entered approving any petition filed by or against it under the provisions of any

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applicable bankruptcy or insolvency law, or if any public officer takes charge or control of the Registrar or its property or affairs for the purposes of rehabilitation, conservation or liquidation.

(d)  Appointment of Successor. Prior to the effective date of any such resignation or removal of the Registrar, or if the Registrar shall become unable to act as such or shall cease to be qualified as aforesaid, the Province shall appoint a successor Registrar, qualified as aforesaid. Upon the appointment of a successor Registrar and its acceptance of such appointment, the retiring Registrar shall, at the direction of the Province and upon payment of its compensation and expenses then unpaid, deliver and pay over to its successor any and all securities, money and any other properties then in its possession as Registrar and shall thereupon cease to act hereunder.

(e)  Payment of Certain Registrar’s Fees Upon Termination. If the Registrar resigns pursuant to Section 13(b) of this Agreement or ceases to act as the Province’s fiscal agent in respect of the Bonds pursuant to Section 13(c) of this Agreement, the Registrar shall only be entitled to annual fees otherwise payable to it under this Agreement on a pro rata basis for that period since the most recent anniversary of this Agreement during which the Registrar has acted as fiscal agent hereunder. In the event that the Registrar ceases to act as the Province’s fiscal agent in respect of the Bonds for any other reason, the Registrar shall be entitled to receive the full amount of the annual fees payable to it in respect of the Bonds pursuant to Section 12 of this Agreement.

14. Meetings of Holders of Bonds. (a) The Registrar shall convene a meeting of the registered holders of the Bonds for any lawful purpose affecting their interests upon receipt of a written request of the Province or a written request signed in one or more counterparts by the registered holders of not less than 10% of the principal amount of the Bonds then outstanding and upon being indemnified as to its reasonable satisfaction by the Province or the registered holders of Bonds signing such request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting. If the Registrar fails to give notice convening such meeting within 30 days after receipt of such request and indemnity, the Province or such registered holders of Bonds, as the case may be, may convene such meeting.

(b)  Any meeting may be convened as a physical meeting, a virtual meeting or a hybrid meeting. Every physical meeting shall be held in Toronto, Canada or such other place and at such time as may be approved or determined by the Province. Every virtual meeting shall be held via an electronic platform and at a time approved by the Province. Every hybrid meeting shall be held at a time and place and via an electronic platform approved by the Province. For purposes hereof, a “physical meeting” means any meeting attended by persons present in person at the physical location specified in the notice of such meeting; “virtual meeting” means any meeting held via any form of telephony or electronic platform or facility and includes, without limitation, telephone and video conference call and application technology systems (an “electronic platform”); “hybrid meeting” means a combined physical meeting and virtual meeting convened which persons may attend either at the physical location specified in the notice of such meeting or via an electronic platform; “present” means physically present in person at a physical meeting or a hybrid meeting, or able to participate in or join a virtual meeting or a hybrid meeting held via an electronic platform; and “meeting” means a physical meeting, a virtual meeting or a hybrid meeting.

(c) At least 21 days’ notice of any meeting shall be given to the registered holders of the Bonds in the manner provided pursuant to the terms and conditions of the Bonds and a copy thereof shall be sent by prepaid courier to the Registrar unless the meeting has been called by the Registrar, and to the Province, unless the meeting has been called by the Province. Such notice shall state whether a physical meeting, hybrid meeting or virtual meeting is to be held the time, place (if a physical meeting or hybrid meeting is to be held) and/or electronic platform together with details of the means for holders of Bonds or

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their proxies or representatives to attend, participate in and/or speak at the meeting (if a virtual meeting or hybrid meeting is to be held), the purpose of the meeting and the general nature of the business to be transacted at the meeting, and shall include a statement to the effect that, prior to 48 hours before the time fixed for the meeting, (i) in the case of Bonds issued in the form of a Global Bond, those persons recorded in the Register, or (ii) in the limited circumstances in which Bonds in definitive registered form have been issued, those registered holders of Bonds who deposit their Bonds with the Registrar or any other person authorized for such purpose by the Registrar or the Province, shall be entitled to obtain voting certificates for appointing proxies (subject to such procedures and requirements as the Province and the Registrar may prescribe), but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at such meeting or any other provisions.

With respect to any virtual meeting:

(i)

The person convening the meeting or the chairperson may make any arrangement and impose any requirement or restriction as is necessary to ensure the identification of those entitled to take part in the virtual meeting or hybrid meeting and the suitability of the electronic platform.

(ii)

All documentation that is required to be passed between persons at or for the purposes of the virtual meeting or persons attending the hybrid meeting via the electronic platform (in each case, in whatever capacity) shall be communicated by email (or such other medium of electronic communication).

(iii)

Persons seeking to attend, participate in, speak at or join a virtual meeting or a hybrid meeting via the electronic platform, shall be responsible for ensuring that they have access to the facilities (including, without limitation, information technology systems, equipment and connectivity) which are necessary to enable them to do so. Information technology systems carry the risk of technical difficulties and if any holder of Bonds has any concerns regarding this risk, such holder of Bonds shall have the option to appoint a proxy prior to the meeting. The Registrar shall not be liable for any failure or malfunction of any electronic software or hardware (including, without limitation, information technology systems, equipment and connectivity) used for conducting the meeting, except as such result from any negligent act or omission or willful misconduct of the Registrar or its directors, officers, employees or agents.

(iv)

In determining whether persons are attending, participating in or joining a virtual meeting or a hybrid meeting via the electronic platform, it is immaterial whether any two or more persons attending it are in the same physical location as each other or how they are able to communicate with each other.

(v)

Two or more persons who are not in the same physical location as each other may attend a virtual meeting or a hybrid meeting if their circumstances are such that, if they have (or were to have) the right to speak or vote at that meeting, they are (or would be) able to exercise such rights.

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(vi)

In the case of a virtual meeting via the electronic platform only, the chairperson of the meeting reserves the right to take such steps as the chairperson shall determine in its absolute discretion to avoid or minimize disruption at the meeting, which steps may include (without limitation), muting the electronic platform connection to the meeting of the person causing such disruption for such period of time as the chair may determine. In circumstances where there is a persistent speaker or questioner who is disruptive, the chair may, having given due consideration to the points or questions raised, as a last resort, put that attendee’s line on mute so that the business of the meeting may proceed while allowing them to continue to be part of the meeting and to vote at the relevant stage in the meeting.

(vii)

A person is able to exercise the right to speak at a virtual meeting or a hybrid meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by this Section 14.

(viii)	A person is able to exercise the right to vote at a virtual meeting or a hybrid meeting when:

(i) that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(ii) that person’s vote can be taken into account in determining whether or not such resolutions are passed contemporaneously with the votes of all the other persons attending the meeting who are entitled to vote at such meeting.

(d)  A registered holder of Bonds may appoint any person by instrument in writing as the holder’s proxy in respect of a meeting of the registered holders of Bonds or any adjournment of such meeting, and such proxy shall have all rights of the registered holder of Bonds in respect of such meeting. All written notices to DTC of meetings shall contain a requirement that the registered holders of Bonds must notify clearing system participants and, if known, beneficial owners of Bonds of the meeting in accordance with procedures established from time to time by such clearing systems. The registered holders of Bonds shall seek voting instructions on the matters to be raised at such meeting from the clearing system participants or, if known, from the beneficial owners of Bonds.

(e)  A person, who need not be a registered holder of Bonds, will be nominated in writing by the Registrar as chairperson of the meeting and if no person is so nominated or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the registered holders of the Bonds present personally or by proxy shall choose some person present to be chairperson, and failing such choice, the Province may appoint a chairperson.

(f)  At a meeting of registered holders of Bonds, a quorum shall consist of one or more registered holders of Bonds present personally or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding. If a quorum of the registered holders of Bonds shall not be present within one-half hour after the time fixed for holding any meeting, the meeting, if convened by or at the request of registered holders of Bonds, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such

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day is not a business day in the place where the meeting is to take place in which case it shall stand adjourned until the next such business day following thereafter) at the same time and place and/or on the same electronic platform unless the chairperson appoints some other place and/or electronic platform or some other day or time of which not less than seven (7) days’ notice shall be given in the manner provided above. At the adjourned meeting one or more registered holders of Bonds present personally or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least a majority in principal amount of the Bonds then outstanding.

(g)  The chairperson of any meeting at which a quorum of the registered holders of Bonds is present may, with the consent of the registered holder(s) of a majority of principal amount of the Bonds represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

(h)  Every motion or question submitted to a meeting shall be decided by Extraordinary Resolution (as defined below) and, at every meeting which is held only as a physical meeting, in the first place by the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive of the fact. On any question submitted to a meeting when ordered by the chairperson or demanded by a show of hands by one or more registered holders of Bonds acting personally or by proxy and holding at least 2% in principal amount of the Bonds then outstanding, a poll shall be taken in such manner as the chairperson shall direct. At a virtual meeting or a hybrid meeting, any motion or question submitted to the meeting shall be decided on a poll in accordance with paragraph (i) of this Section 14 and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates.

(i)  On a poll, each registered holder of Bonds present themselves or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each US$5,000 principal amount of Bonds of which the person shall then be the registered holder (calculated on a pro rata basis for registered holders who hold Bonds in integral multiples of US$1,000 in excess of US$5,000). A proxy need not be a registered holder of Bonds. In the case of Bonds held jointly, any one of the joint registered holders present personally or by proxy may vote in the absence of the other or others; but in case more than one of them be present personally or by proxy, only one of them may vote in respect of each US$5,000 principal amount of Bonds (or such greater amount of Bonds that is not an integral multiple of US$5,000) of which they are joint registered holders.

(j)  The Province and the Registrar, by their authorized representatives, officers and directors, and the financial and legal advisors of the Province and the Registrar may attend any meeting of the registered holders of Bonds, but shall have no vote as such.

(k)  Except as set forth in Section 18 hereof, the registered holders of the Bonds may consent by Extraordinary Resolution (as defined below) to any modification or amendment proposed by the Province to this Agreement and the Bonds. An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of Bonds, whether present or not; however, no such modification or amendment to this Agreement or the Bonds shall, without the consent of the registered holder of each such Bond affected thereby; (a) change the Maturity Date of any Bond or change any Interest Payment Date; (b) reduce the principal amount thereof or the rate of interest payable thereon; (c) change the coin or currency of payment of any Bond; (d) impair the right to institute suit for the enforcement of any such payment on or with respect to such Bond; or (e) reduce the percentage of principal amount of Bonds necessary for the taking of any action, including modification or amendment

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of this Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

The term “Extraordinary Resolution” is defined as a resolution passed at a meeting of registered holders of Bonds held in accordance with the provisions of this Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66 2⁄3% of the principal amount of the Bonds represented at the meeting personally or by proxy and voted on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66 2⁄3% in principal amount of the outstanding Bonds.

(l)  Minutes of all resolutions and proceedings at every meeting of registered holders of Bonds held in accordance with the provisions of this Agreement shall be made and entered in books to be from time to time provided for that purpose by the Registrar at the expense of the Province and any such minutes, if signed by the chairperson of the meeting at which such resolutions were passed or proceedings taken, or by the chairperson of the next succeeding meeting of the registered holders of Bonds, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

(m)  Every Extraordinary Resolution passed in accordance with the provisions of this Agreement at a meeting of registered holders of Bonds shall be binding upon all the registered holders of Bonds, whether present at or absent from such meeting, and every instrument in writing signed by registered holders of Bonds in accordance with paragraph (k) of this Section 14 shall be binding upon all the registered holders of Bonds (whether or not a signatory). Subject to the provisions for its indemnity herein contained, the Registrar shall be bound to give effect accordingly to every such Extraordinary Resolution.

(n)  The Registrar, or the Province with the approval of the Registrar, may from time to time make, and from time to time vary, such regulations as it shall from time to time deem fit:

(i)

for the deposit of instruments appointing proxies at such place as the Registrar, the Province or the registered holders of Bonds convening a meeting, as the case may be, may in the notice convening such meeting direct; and

(ii)

for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or sent by any other means of recorded communication before the meeting to the Province or to the Registrar at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulation so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of registered holders of Bonds shall be the registered holders thereof or their duly appointed proxies.

15. Further Issues. The Province may from time to time, without notice to or the consent of the registered holders of the Bonds, create and issue further bonds ranking pari passu with the Bonds

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in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any further bonds shall be issued with the benefit of an agreement supplemental to this Agreement.

16. Reports. The Registrar shall furnish to the Province such reports as may be reasonably required by the Province relative to the Registrar’s performance under this Agreement. The Province may, during regular business hours and whenever it deems it necessary, inspect books and records maintained by the Registrar pursuant to this Agreement, if any.

17. Forwarding of Notice. If the Registrar shall receive any notice or demand addressed to the Province pursuant to the provisions of the Bonds, the Registrar shall promptly forward such notice or demand to the Province.

18. Amendments. This Agreement and the Bonds may be amended or supplemented by the parties hereto, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or in the Bonds, or effecting the issue of further bonds as described under Section 15 of this Agreement, or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the parties hereto, shall not adversely affect the interests of the beneficial owners of the Bonds.

So long as the Bonds are listed on the Luxembourg Stock Exchange, notice of any amendment will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.luxse.com.

19.  Notices. (a) Any communications from the Province to the Registrar with respect to this Agreement shall be in writing and addressed to The Bank of New York Mellon, 240 Greenwich Street, 7E, New York, New York 10286, Attention: Corporate Trust Administration, Email: gcs.specialty.glam.cony@bnymellon.com and any communications from the Registrar to the Province with respect to this Agreement shall be in writing and addressed to the Ontario Financing Authority, One Dundas Street West, Suite 1400, Toronto, Ontario, M5G 1Z3, Attention: Director, Treasury and Capital Markets Operations, Finance and Treasury Division, Ontario Financing Authority (Email: documentation@ofina.on.ca) (or such other address as shall be specified in writing by the Registrar or by the Province, as the case may be) and shall be delivered in person or sent by first class prepaid courier or by email transmission, subject in the case of email transmission, to confirmation by telephone. Such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by overnight air courier with next day delivery, the next business day after timely delivery by the courier and in the case of the Province, delivery by email transmission, at the time of confirmation by telephone. Notwithstanding anything contained herein the contrary, the Registrar does not accept service of any notice or other communications by facsimile transmission, and any service using facsimile transmission shall be deemed void and ineffective.

(b)  All notices to the registered holders of Bonds will be published in English in The Wall Street Journal in New York, U.S.A., and The Globe and Mail in Toronto, Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province, with the written approval of the Registrar, shall determine. As long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger

15

Wort) or on the Luxembourg Stock Exchange website at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by the Global Bonds.

20. Confidentiality. The Registrar hereby agrees that during the term of its appointment, it and each of its directors, officers, employees and agents shall not:

(a)  divulge or permit access to any information of a character confidential to the Province or any other person communicated to or produced or acquired by the Registrar in connection with this Agreement or the Bonds (“Confidential Information”); or

(b)  use any Confidential Information for any purpose other than purposes which are directly related to the performance of the Registrar’s obligations under this Agreement or the Bonds;

and the Registrar shall take all reasonable steps to ensure that any such Confidential Information communicated to or produced or acquired by it is not disclosed to or used by others, in whole or in part, without the prior written permission of the Province. This prohibition does not apply to disclosures by the Registrar to:

(c)  any director, officer, employee or servant of the Registrar who is involved in providing the services to be provided by the Registrar under this Agreement or the Bonds and who needs to evaluate or to use the Confidential Information in connection with providing such services; or

(d)  any agent of the Registrar or any other third party provided such disclosures are necessary for the Registrar’s performance of its obligations under this Agreement or the Bonds or if they are required by law or by the order of a court or other governmental authority of competent jurisdiction, or if such disclosures are reasonably necessary for the Registrar to sue or defend itself in any proceedings to which it is a party in its capacity as Registrar hereunder.

With respect to all disclosures referred to in clauses (c) and (d) above, the Registrar shall take all reasonable steps, by agreement or otherwise, to obligate such directors, officers, employees, agents and third parties to keep such Confidential Information confidential and to not make any unauthorized use thereof on the same terms as set out above. For the purposes of this section, “information of a character confidential to the Province or any other person” means information that is not generally available to the public and includes, without limitation, information that would be “personal information” as defined in the Freedom of Information and Protection of Privacy Act (Ontario) if it were in the custody or control of the Province for the purposes of that Act. The obligations of the Registrar and its officers, employees and agents under this Section 20 shall survive the resignation by or termination of the appointment of the Registrar.

21. Sanctions. The Province complies with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and regulations thereunder and, to the best of its knowledge, it is in compliance with the Special Economic Measures Act (Canada), the Freezing of Assets of Corrupt Foreign Officials Act (Canada) the Justice for Victims of Corrupt Foreign Officials Act (Canada) and any orders or regulations under the United Nations Act (Canada).

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22. Governing Law and Counterparts. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. Headings. The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.

24. Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

PROVINCE OF ONTARIO

By:	/s/ Carlos Yep
Name: Carlos Yep
Title: Director, Funding Capital Markets Division Ontario Financing Authority

[Signature Page to Fiscal Agency Agreement]

THE BANK OF NEW YORK MELLON,
as Registrar

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Fiscal Agency Agreement]

EXHIBIT 1

FORMS OF GLOBAL BONDS

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED NO. G95-A0001 SERIES: G95	CUSIP: 683234 AW8 ISIN: US683234AW86

PROVINCE OF ONTARIO

3.700% BOND DUE September 17, 2029

The Province of Ontario (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (US$500,000,000) (the “Principal Amount”) in lawful money of the United States of America on September 17, 2029 (the “Maturity Date”) (or on such earlier date as the Principal Amount may become payable hereunder), upon presentation and surrender of this Bond and to pay interest thereon, together with Additional Amounts (as defined below), if any, at the rate of 3.700% per annum from September 17, 2024 until the principal hereof is paid. Interest on this Bond will be payable in two equal semi-annual installments in arrears on the 17th day of March and the 17th day of September in each year (each such date an “Interest Payment Date”).

This is a fully registered Global Bond (the “Global Bond”) in respect of a duly authorized issue of debt securities of the Province designated as its 3.700% Bonds due September 17, 2029 (the “Bonds”). This Global Bond is limited in aggregate principal amount to US$500,000,000. This Global Bond and all the rights of the registered holder hereof are expressly subject to a fiscal agency agreement dated as of September 17, 2024 (the “Fiscal Agency Agreement”) between the Province and The Bank of New York Mellon, as fiscal agent, transfer agent, registrar, DTC Custodian and principal paying agent (the “Registrar”, which term includes any successor as fiscal agent, transfer agent, registrar, DTC Custodian and principal paying agent) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Registrar and holders of the Bonds and the terms upon which the Bonds are, and are to be, authenticated and delivered. This Global Bond and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holder by acceptance hereof assents to and is deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

This Global Bond is issued under the authority of an Order of the Lieutenant Governor in Council of Ontario, made pursuant to the Financial Administration Act (Ontario), as amended. This Global Bond shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

Payment of the principal of and interest on this Global Bond is a charge on and payable out of the Consolidated Revenue Fund of Ontario. This Global Bond is a direct unsecured obligation of the Province and as among the other Bonds, ranks pari passu and is payable without any preference or priority. This Global Bond ranks equally with all of the Province’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

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Interest on this Global Bond will accrue from the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from September 17, 2024, until the principal hereof has been paid or duly made available for payment. Any overdue principal or interest on this Global Bond shall bear interest at the rate of 3.700% per annum (before as well as after judgment) until paid, or if earlier, when the full amount of the moneys payable has been received by the Registrar and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on March 2 or September 2 (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date (each such day a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than ten (10) days prior to such special record date, or be paid at any time in any other lawful manner. Interest payments on this Global Bond will include interest accrued to but excluding the Interest Payment Dates. Whenever it is necessary to compute any amount of accrued interest in respect of this Global Bond for a period of less than one full year, other than with respect to regular semi-annual interest payments, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

For the purposes only of disclosure required by the Interest Act (Canada) and without affecting the interest payable to the registered holder of this Global Bond, the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is the rate of interest for such period multiplied by a fraction, the numerator of which is the actual number of days in the 12-month period constituting such year and commencing on the same day as such period and the denominator of which is the actual number of days elapsed in such 12-month period.

In the event that the Maturity Date, any Interest Payment Date or any Redemption Date (as defined in the Fiscal Agency Agreement) with respect to this Global Bond shall be a day that is not a Business Day, the registered holder hereof shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment, unless such next following Business Day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding Business Day as if made on the date such payment was due. For purposes hereof, “Business Day” means a day on which banking institutions in the City of New York, in the City of London and in the City of Toronto are not authorized or obligated by law or executive order to be closed.

If Bonds in definitive registered form are issued in exchange for this Global Bond, payment of the principal of such Bonds will be made upon presentation and surrender of such Bonds at the office of the Registrar maintained for that purpose in the Borough of Manhattan, the City and State of New York, or at the office of any Paying Agent appointed by the Province for such purpose pursuant to the Fiscal Agency Agreement. Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a cheque, to the registered addresses of registered holders of Bonds, or, at the option of the Province, otherwise transferring funds to the registered holders of the Bonds. If the Maturity Date, the Redemption Date or any Interest Payment Date is a Business Day but is a day on which any Paying Agent is closed at the applicable place of payment, the registered holder will not be entitled to payment at such location until the next succeeding day on which banking institutions in such place of payment are not authorized or obligated by law or executive order to be closed and no further interest shall accrue in respect of the delay in such payment.

Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as, at the time of payment, is legal tender for payment of public and private debts.

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This Global Bond is not subject to any sinking fund and is not redeemable at the option of the Province, unless certain events occur involving Canadian taxation as set forth below, and is not repayable at the option of the holder prior to the Maturity Date.

All payments of, or in respect of, principal of and interest on this Global Bond will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, the Province (subject to its right of redemption described herein below) will pay to the registered holder of this Global Bond such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond:

(a)

a beneficial owner of which is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of such owner being connected with Canada otherwise than merely by the ownership as a non-resident of Canada of such Bond, but only to the extent of such owner’s interest(s) therein; or

(b)

presented for payment more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the “Relevant Date” in relation to any Bond means whichever is the later of:

(i)	the date on which the payment in respect of such Bond becomes due and payable; or

(ii)

if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received; or

(c)

as a result of any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, or any agreement with the U.S. Internal Revenue Service under FATCA.

Unless previously redeemed for tax reasons, as provided below, or repurchased by the Province, the Principal Amount of this Global Bond is due and payable on September 17, 2029.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and no more than 60 days’ notice to registered holders of Bonds in accordance with Section 19 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada or any province or political subdivision

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thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after September 10, 2024, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Registrar a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

The Registrar has been appointed registrar for the Bonds, and the Registrar will maintain at its office in the Borough of Manhattan, the City and State of New York, a register (herein, the “Register”) for the registration of Bonds and the registration of transfers and exchanges of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Bond may be transferred at the office of the Registrar by surrendering this Global Bond for cancellation, and thereupon the Registrar shall issue and register in the name of the transferee, in exchange herefor, a new Global Bond (or other global security in the case of a transfer to a successor depository) having identical terms and conditions and having a like aggregate principal amount in authorized denominations.

Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the office of the Registrar for Bonds in definitive registered form without coupons of authorized denominations of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000 in an equal aggregate principal amount and having identical terms and conditions as this Global Bond, except to the extent that such terms and conditions specifically relate to this Global Bond as a global security. On or after such exchange, the Registrar, to the extent reasonably practicable in the circumstances, shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the record date for such payment. If this Global Bond is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfers and exchanges in the normal course of business, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Registrar shall not be required to register any transfer or exchange of this Global Bond during the period from any Regular Record Date to the corresponding Interest Payment Date or during the period from the Redemption Record Date (as defined in the Fiscal Agency Agreement) to the Redemption Date. Neither the Province nor the Registrar shall be required to make any exchange of Bonds, if as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of this Global Bond or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on this Global Bond at the time, place and rate, and in the coin or currency, herein prescribed.

The Province, the Registrar and any Paying Agent may treat the holder in whose name this Global Bond is registered as the absolute owner hereof for all purposes, whether or not this Global Bond is overdue, and none of the Province, the Registrar or any Paying Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Global Bond are valid and effectual to discharge the liability of the Province and the Registrar and any Paying Agent hereon to the extent of the sum or sums paid.

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The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if the Bonds are not presented for payment within two years after the date on which such principal becomes due and payable.

The Province and the Registrar may, at any time or from time to time, without notice to or the consent of the registered holder of any Bond, enter into one or more agreements supplemental to the Fiscal Agency Agreement to create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds.

The Fiscal Agency Agreement and the Bonds may be amended by the Province on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein, or effecting the issue of further bonds as described above or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the beneficial owners of Bonds.

The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Bonds to consent by Extraordinary Resolution (as defined below) to any modification or amendment proposed by the Province to the Fiscal Agency Agreement (except as provided in the two immediately preceding paragraphs) and the Bonds (including the terms and conditions contained herein).

An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of Bonds, whether present or not; however, no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds may, without the consent of the registered holder of each such Bond affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders of Bonds by the affirmative vote of the registered holders of not less than 66 2⁄3% of the principal amount of Bonds represented at the meeting personally or by proxy and voted on the resolution or as an instrument in writing signed by the registered holders of not less than 66 2⁄3% in principal amount of the outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders of Bonds present personally or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding, or at any adjourned meeting called by the Province or the Registrar, one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders of Bonds will be published in English in The Wall Street Journal in New York, U.S.A., and The Globe and Mail in Toronto, Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language

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newspaper with general circulation in the respective market regions as the Province, with the written approval of the Registrar, shall determine. As long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

If definitive Bonds are issued and for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Province will appoint and maintain a Paying Agent and a Transfer Agent in Luxembourg.

Unless the certificate of authentication hereon has been executed by the signature of an officer or authorized signatory of the Registrar, manual or in facsimile (including electronic signature), this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Province of Ontario, pursuant to due authorization of law, has caused this Global Bond to be duly executed by an authorized representative and the Seal of the Minister of Finance to be imprinted hereon.

DATED: September 17, 2024	PROVINCE OF ONTARIO

By:
Authorized Signing Officer

SEAL OF THE MINISTER OF FINANCE

REGISTRAR’S CERTIFICATE

OF AUTHENTICATION

This is one of the Bonds of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON as Registrar

By:
Authorized Signatory

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED NO. G95-A0002 SERIES: G95	CUSIP: 683234 AW8 ISIN: US683234AW86

PROVINCE OF ONTARIO

3.700% BOND DUE September 17, 2029

The Province of Ontario (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (US$500,000,000) (the “Principal Amount”) in lawful money of the United States of America on September 17, 2029 (the “Maturity Date”) (or on such earlier date as the Principal Amount may become payable hereunder), upon presentation and surrender of this Bond and to pay interest thereon, together with Additional Amounts (as defined below), if any, at the rate of 3.700% per annum from September 17, 2024 until the principal hereof is paid. Interest on this Bond will be payable in two equal semi-annual installments in arrears on the 17th day of March and the 17th day of September in each year (each such date an “Interest Payment Date”).

This is a fully registered Global Bond (the “Global Bond”) in respect of a duly authorized issue of debt securities of the Province designated as its 3.700% Bonds due September 17, 2029 (the “Bonds”). This Global Bond is limited in aggregate principal amount to US$500,000,000. This Global Bond and all the rights of the registered holder hereof are expressly subject to a fiscal agency agreement dated as of September 17, 2024 (the “Fiscal Agency Agreement”) between the Province and The Bank of New York Mellon, as fiscal agent, transfer agent, registrar, DTC Custodian and principal paying agent (the “Registrar”, which term includes any successor as fiscal agent, transfer agent, registrar, DTC Custodian and principal paying agent) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Registrar and holders of the Bonds and the terms upon which the Bonds are, and are to be, authenticated and delivered. This Global Bond and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holder by acceptance hereof assents to and is deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

This Global Bond is issued under the authority of an Order of the Lieutenant Governor in Council of Ontario, made pursuant to the Financial Administration Act (Ontario), as amended. This Global Bond shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

Payment of the principal of and interest on this Global Bond is a charge on and payable out of the Consolidated Revenue Fund of Ontario. This Global Bond is a direct unsecured obligation of the Province and as among the other Bonds, ranks pari passu and is payable without any preference or priority. This Global Bond ranks equally with all of the Province’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

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Interest on this Global Bond will accrue from the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from September 17, 2024, until the principal hereof has been paid or duly made available for payment. Any overdue principal or interest on this Global Bond shall bear interest at the rate of 3.700% per annum (before as well as after judgment) until paid, or if earlier, when the full amount of the moneys payable has been received by the Registrar and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on March 2 or September 2 (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date (each such day a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than ten (10) days prior to such special record date, or be paid at any time in any other lawful manner. Interest payments on this Global Bond will include interest accrued to but excluding the Interest Payment Dates. Whenever it is necessary to compute any amount of accrued interest in respect of this Global Bond for a period of less than one full year, other than with respect to regular semi-annual interest payments, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

For the purposes only of disclosure required by the Interest Act (Canada) and without affecting the interest payable to the registered holder of this Global Bond, the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is the rate of interest for such period multiplied by a fraction, the numerator of which is the actual number of days in the 12-month period constituting such year and commencing on the same day as such period and the denominator of which is the actual number of days elapsed in such 12-month period.

In the event that the Maturity Date, any Interest Payment Date or any Redemption Date (as defined in the Fiscal Agency Agreement) with respect to this Global Bond shall be a day that is not a Business Day, the registered holder hereof shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment, unless such next following Business Day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding Business Day as if made on the date such payment was due. For purposes hereof, “Business Day” means a day on which banking institutions in the City of New York, in the City of London and in the City of Toronto are not authorized or obligated by law or executive order to be closed.

If Bonds in definitive registered form are issued in exchange for this Global Bond, payment of the principal of such Bonds will be made upon presentation and surrender of such Bonds at the office of the Registrar maintained for that purpose in the Borough of Manhattan, the City and State of New York, or at the office of any Paying Agent appointed by the Province for such purpose pursuant to the Fiscal Agency Agreement. Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a cheque, to the registered addresses of registered holders of Bonds, or, at the option of the Province, otherwise transferring funds to the registered holders of the Bonds. If the Maturity Date, the Redemption Date or any Interest Payment Date is a Business Day but is a day on which any Paying Agent is closed at the applicable place of payment, the registered holder will not be entitled to payment at such location until the next succeeding day on which banking institutions in such place of payment are not authorized or obligated by law or executive order to be closed and no further interest shall accrue in respect of the delay in such payment.

Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as, at the time of payment, is legal tender for payment of public and private debts.

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This Global Bond is not subject to any sinking fund and is not redeemable at the option of the Province, unless certain events occur involving Canadian taxation as set forth below, and is not repayable at the option of the holder prior to the Maturity Date.

All payments of, or in respect of, principal of and interest on this Global Bond will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, the Province (subject to its right of redemption described herein below) will pay to the registered holder of this Global Bond such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond:

(a)

a beneficial owner of which is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of such owner being connected with Canada otherwise than merely by the ownership as a non-resident of Canada of such Bond, but only to the extent of such owner’s interest(s) therein; or

(b)

presented for payment more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the “Relevant Date” in relation to any Bond means whichever is the later of:

(i)	the date on which the payment in respect of such Bond becomes due and payable; or

(ii)

if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received; or

(c)

as a result of any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, or any agreement with the U.S. Internal Revenue Service under FATCA.

Unless previously redeemed for tax reasons, as provided below, or repurchased by the Province, the Principal Amount of this Global Bond is due and payable on September 17, 2029.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and no more than 60 days’ notice to registered holders of Bonds in accordance with Section 19 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada or any province or political subdivision

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thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after September 10, 2024, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Registrar a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

The Registrar has been appointed registrar for the Bonds, and the Registrar will maintain at its office in the Borough of Manhattan, the City and State of New York, a register (herein, the “Register”) for the registration of Bonds and the registration of transfers and exchanges of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Bond may be transferred at the office of the Registrar by surrendering this Global Bond for cancellation, and thereupon the Registrar shall issue and register in the name of the transferee, in exchange herefor, a new Global Bond (or other global security in the case of a transfer to a successor depository) having identical terms and conditions and having a like aggregate principal amount in authorized denominations.

Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the office of the Registrar for Bonds in definitive registered form without coupons of authorized denominations of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000 in an equal aggregate principal amount and having identical terms and conditions as this Global Bond, except to the extent that such terms and conditions specifically relate to this Global Bond as a global security. On or after such exchange, the Registrar, to the extent reasonably practicable in the circumstances, shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the record date for such payment. If this Global Bond is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfers and exchanges in the normal course of business, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Registrar shall not be required to register any transfer or exchange of this Global Bond during the period from any Regular Record Date to the corresponding Interest Payment Date or during the period from the Redemption Record Date (as defined in the Fiscal Agency Agreement) to the Redemption Date. Neither the Province nor the Registrar shall be required to make any exchange of Bonds, if as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of this Global Bond or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on this Global Bond at the time, place and rate, and in the coin or currency, herein prescribed.

The Province, the Registrar and any Paying Agent may treat the holder in whose name this Global Bond is registered as the absolute owner hereof for all purposes, whether or not this Global Bond is overdue, and none of the Province, the Registrar or any Paying Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Global Bond are valid and effectual to discharge the liability of the Province and the Registrar and any Paying Agent hereon to the extent of the sum or sums paid.

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The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if the Bonds are not presented for payment within two years after the date on which such principal becomes due and payable.

The Province and the Registrar may, at any time or from time to time, without notice to or the consent of the registered holder of any Bond, enter into one or more agreements supplemental to the Fiscal Agency Agreement to create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds.

The Fiscal Agency Agreement and the Bonds may be amended by the Province on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein, or effecting the issue of further bonds as described above or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the beneficial owners of Bonds.

The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Bonds to consent by Extraordinary Resolution (as defined below) to any modification or amendment proposed by the Province to the Fiscal Agency Agreement (except as provided in the two immediately preceding paragraphs) and the Bonds (including the terms and conditions contained herein).

An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of Bonds, whether present or not; however, no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds may, without the consent of the registered holder of each such Bond affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders of Bonds by the affirmative vote of the registered holders of not less than 66 2⁄3% of the principal amount of Bonds represented at the meeting personally or by proxy and voted on the resolution or as an instrument in writing signed by the registered holders of not less than 66 2⁄3% in principal amount of the outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders of Bonds present personally or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding, or at any adjourned meeting called by the Province or the Registrar, one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders of Bonds will be published in English in The Wall Street Journal in New York, U.S.A., and The Globe and Mail in Toronto, Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language

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newspaper with general circulation in the respective market regions as the Province, with the written approval of the Registrar, shall determine. As long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

If definitive Bonds are issued and for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Province will appoint and maintain a Paying Agent and a Transfer Agent in Luxembourg.

Unless the certificate of authentication hereon has been executed by the signature of an officer or authorized signatory of the Registrar, manual or in facsimile (including electronic signature), this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Province of Ontario, pursuant to due authorization of law, has caused this Global Bond to be duly executed by an authorized representative and the Seal of the Minister of Finance to be imprinted hereon.

DATED: September 17, 2024	PROVINCE OF ONTARIO

By:
Authorized Signing Officer

SEAL OF THE MINISTER OF FINANCE

REGISTRAR’S CERTIFICATE

OF AUTHENTICATION

This is one of the Bonds of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON as Registrar

By:
Authorized Signatory

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED
NO. G95-A0003	CUSIP: 683234 AW8
SERIES: G95	ISIN: US683234AW86

PROVINCE OF ONTARIO

3.700% BOND DUE September 17, 2029

The Province of Ontario (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (US$500,000,000) (the “Principal Amount”) in lawful money of the United States of America on September 17, 2029 (the “Maturity Date”) (or on such earlier date as the Principal Amount may become payable hereunder), upon presentation and surrender of this Bond and to pay interest thereon, together with Additional Amounts (as defined below), if any, at the rate of 3.700% per annum from September 17, 2024 until the principal hereof is paid. Interest on this Bond will be payable in two equal semi-annual installments in arrears on the 17th day of March and the 17th day of September in each year (each such date an “Interest Payment Date”).

This is a fully registered Global Bond (the “Global Bond”) in respect of a duly authorized issue of debt securities of the Province designated as its 3.700% Bonds due September 17, 2029 (the “Bonds”). This Global Bond is limited in aggregate principal amount to US$500,000,000. This Global Bond and all the rights of the registered holder hereof are expressly subject to a fiscal agency agreement dated as of September 17, 2024 (the “Fiscal Agency Agreement”) between the Province and The Bank of New York Mellon, as fiscal agent, transfer agent, registrar, DTC Custodian and principal paying agent (the “Registrar”, which term includes any successor as fiscal agent, transfer agent, registrar, DTC Custodian and principal paying agent) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Registrar and holders of the Bonds and the terms upon which the Bonds are, and are to be, authenticated and delivered. This Global Bond and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holder by acceptance hereof assents to and is deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

This Global Bond is issued under the authority of an Order of the Lieutenant Governor in Council of Ontario, made pursuant to the Financial Administration Act (Ontario), as amended. This Global Bond shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

Payment of the principal of and interest on this Global Bond is a charge on and payable out of the Consolidated Revenue Fund of Ontario. This Global Bond is a direct unsecured obligation of the Province and as among the other Bonds, ranks pari passu and is payable without any preference or priority. This Global Bond ranks equally with all of the Province’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

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Interest on this Global Bond will accrue from the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from September 17, 2024, until the principal hereof has been paid or duly made available for payment. Any overdue principal or interest on this Global Bond shall bear interest at the rate of 3.700% per annum (before as well as after judgment) until paid, or if earlier, when the full amount of the moneys payable has been received by the Registrar and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on March 2 or September 2 (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date (each such day a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than ten (10) days prior to such special record date, or be paid at any time in any other lawful manner. Interest payments on this Global Bond will include interest accrued to but excluding the Interest Payment Dates. Whenever it is necessary to compute any amount of accrued interest in respect of this Global Bond for a period of less than one full year, other than with respect to regular semi-annual interest payments, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

For the purposes only of disclosure required by the Interest Act (Canada) and without affecting the interest payable to the registered holder of this Global Bond, the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is the rate of interest for such period multiplied by a fraction, the numerator of which is the actual number of days in the 12-month period constituting such year and commencing on the same day as such period and the denominator of which is the actual number of days elapsed in such 12-month period.

In the event that the Maturity Date, any Interest Payment Date or any Redemption Date (as defined in the Fiscal Agency Agreement) with respect to this Global Bond shall be a day that is not a Business Day, the registered holder hereof shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment, unless such next following Business Day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding Business Day as if made on the date such payment was due. For purposes hereof, “Business Day” means a day on which banking institutions in the City of New York, in the City of London and in the City of Toronto are not authorized or obligated by law or executive order to be closed.

If Bonds in definitive registered form are issued in exchange for this Global Bond, payment of the principal of such Bonds will be made upon presentation and surrender of such Bonds at the office of the Registrar maintained for that purpose in the Borough of Manhattan, the City and State of New York, or at the office of any Paying Agent appointed by the Province for such purpose pursuant to the Fiscal Agency Agreement. Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a cheque, to the registered addresses of registered holders of Bonds, or, at the option of the Province, otherwise transferring funds to the registered holders of the Bonds. If the Maturity Date, the Redemption Date or any Interest Payment Date is a Business Day but is a day on which any Paying Agent is closed at the applicable place of payment, the registered holder will not be entitled to payment at such location until the next succeeding day on which banking institutions in such place of payment are not authorized or obligated by law or executive order to be closed and no further interest shall accrue in respect of the delay in such payment.

Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as, at the time of payment, is legal tender for payment of public and private debts.

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This Global Bond is not subject to any sinking fund and is not redeemable at the option of the Province, unless certain events occur involving Canadian taxation as set forth below, and is not repayable at the option of the holder prior to the Maturity Date.

All payments of, or in respect of, principal of and interest on this Global Bond will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, the Province (subject to its right of redemption described herein below) will pay to the registered holder of this Global Bond such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond:

(a)

a beneficial owner of which is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of such owner being connected with Canada otherwise than merely by the ownership as a non-resident of Canada of such Bond, but only to the extent of such owner’s interest(s) therein; or

(b)

presented for payment more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the “Relevant Date” in relation to any Bond means whichever is the later of:

(i)	the date on which the payment in respect of such Bond becomes due and payable; or

(ii)

if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received; or

(c)

as a result of any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, or any agreement with the U.S. Internal Revenue Service under FATCA.

Unless previously redeemed for tax reasons, as provided below, or repurchased by the Province, the Principal Amount of this Global Bond is due and payable on September 17, 2029.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and no more than 60 days’ notice to registered holders of Bonds in accordance with Section 19 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada or any province or political subdivision

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thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after September 10, 2024, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Registrar a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

The Registrar has been appointed registrar for the Bonds, and the Registrar will maintain at its office in the Borough of Manhattan, the City and State of New York, a register (herein, the “Register”) for the registration of Bonds and the registration of transfers and exchanges of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Bond may be transferred at the office of the Registrar by surrendering this Global Bond for cancellation, and thereupon the Registrar shall issue and register in the name of the transferee, in exchange herefor, a new Global Bond (or other global security in the case of a transfer to a successor depository) having identical terms and conditions and having a like aggregate principal amount in authorized denominations.

Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the office of the Registrar for Bonds in definitive registered form without coupons of authorized denominations of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000 in an equal aggregate principal amount and having identical terms and conditions as this Global Bond, except to the extent that such terms and conditions specifically relate to this Global Bond as a global security. On or after such exchange, the Registrar, to the extent reasonably practicable in the circumstances, shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the record date for such payment. If this Global Bond is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfers and exchanges in the normal course of business, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Registrar shall not be required to register any transfer or exchange of this Global Bond during the period from any Regular Record Date to the corresponding Interest Payment Date or during the period from the Redemption Record Date (as defined in the Fiscal Agency Agreement) to the Redemption Date. Neither the Province nor the Registrar shall be required to make any exchange of Bonds, if as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of this Global Bond or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on this Global Bond at the time, place and rate, and in the coin or currency, herein prescribed.

The Province, the Registrar and any Paying Agent may treat the holder in whose name this Global Bond is registered as the absolute owner hereof for all purposes, whether or not this Global Bond is overdue, and none of the Province, the Registrar or any Paying Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Global Bond are valid and effectual to discharge the liability of the Province and the Registrar and any Paying Agent hereon to the extent of the sum or sums paid.

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The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if the Bonds are not presented for payment within two years after the date on which such principal becomes due and payable.

The Province and the Registrar may, at any time or from time to time, without notice to or the consent of the registered holder of any Bond, enter into one or more agreements supplemental to the Fiscal Agency Agreement to create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds.

The Fiscal Agency Agreement and the Bonds may be amended by the Province on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein, or effecting the issue of further bonds as described above or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the beneficial owners of Bonds.

The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Bonds to consent by Extraordinary Resolution (as defined below) to any modification or amendment proposed by the Province to the Fiscal Agency Agreement (except as provided in the two immediately preceding paragraphs) and the Bonds (including the terms and conditions contained herein).

An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of Bonds, whether present or not; however, no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds may, without the consent of the registered holder of each such Bond affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders of Bonds by the affirmative vote of the registered holders of not less than 66 2⁄3% of the principal amount of Bonds represented at the meeting personally or by proxy and voted on the resolution or as an instrument in writing signed by the registered holders of not less than 66 2⁄3% in principal amount of the outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders of Bonds present personally or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding, or at any adjourned meeting called by the Province or the Registrar, one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders of Bonds will be published in English in The Wall Street Journal in New York, U.S.A., and The Globe and Mail in Toronto, Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language

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newspaper with general circulation in the respective market regions as the Province, with the written approval of the Registrar, shall determine. As long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

If definitive Bonds are issued and for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Province will appoint and maintain a Paying Agent and a Transfer Agent in Luxembourg.

Unless the certificate of authentication hereon has been executed by the signature of an officer or authorized signatory of the Registrar, manual or in facsimile (including electronic signature), this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Province of Ontario, pursuant to due authorization of law, has caused this Global Bond to be duly executed by an authorized representative and the Seal of the Minister of Finance to be imprinted hereon.

DATED: September 17, 2024	PROVINCE OF ONTARIO

By:
Authorized Signing Officer

SEAL OF THE MINISTER OF FINANCE

REGISTRAR’S CERTIFICATE

OF AUTHENTICATION

This is one of the Bonds of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON as Registrar

By:
Authorized Signatory

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED
NO. G95-A0004	CUSIP: 683234 AW8
SERIES: G95	ISIN: US683234AW86

PROVINCE OF ONTARIO

3.700% BOND DUE September 17, 2029

The Province of Ontario (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (US$500,000,000) (the “Principal Amount”) in lawful money of the United States of America on September 17, 2029 (the “Maturity Date”) (or on such earlier date as the Principal Amount may become payable hereunder), upon presentation and surrender of this Bond and to pay interest thereon, together with Additional Amounts (as defined below), if any, at the rate of 3.700% per annum from September 17, 2024 until the principal hereof is paid. Interest on this Bond will be payable in two equal semi-annual installments in arrears on the 17th day of March and the 17th day of September in each year (each such date an “Interest Payment Date”).

This is a fully registered Global Bond (the “Global Bond”) in respect of a duly authorized issue of debt securities of the Province designated as its 3.700% Bonds due September 17, 2029 (the “Bonds”). This Global Bond is limited in aggregate principal amount to US$500,000,000. This Global Bond and all the rights of the registered holder hereof are expressly subject to a fiscal agency agreement dated as of September 17, 2024 (the “Fiscal Agency Agreement”) between the Province and The Bank of New York Mellon, as fiscal agent, transfer agent, registrar, DTC Custodian and principal paying agent (the “Registrar”, which term includes any successor as fiscal agent, transfer agent, registrar, DTC Custodian and principal paying agent) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Registrar and holders of the Bonds and the terms upon which the Bonds are, and are to be, authenticated and delivered. This Global Bond and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holder by acceptance hereof assents to and is deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

This Global Bond is issued under the authority of an Order of the Lieutenant Governor in Council of Ontario, made pursuant to the Financial Administration Act (Ontario), as amended. This Global Bond shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

Payment of the principal of and interest on this Global Bond is a charge on and payable out of the Consolidated Revenue Fund of Ontario. This Global Bond is a direct unsecured obligation of the Province and as among the other Bonds, ranks pari passu and is payable without any preference or priority. This Global Bond ranks equally with all of the Province’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

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Interest on this Global Bond will accrue from the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from September 17, 2024, until the principal hereof has been paid or duly made available for payment. Any overdue principal or interest on this Global Bond shall bear interest at the rate of 3.700% per annum (before as well as after judgment) until paid, or if earlier, when the full amount of the moneys payable has been received by the Registrar and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on March 2 or September 2 (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date (each such day a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than ten (10) days prior to such special record date, or be paid at any time in any other lawful manner. Interest payments on this Global Bond will include interest accrued to but excluding the Interest Payment Dates. Whenever it is necessary to compute any amount of accrued interest in respect of this Global Bond for a period of less than one full year, other than with respect to regular semi-annual interest payments, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

For the purposes only of disclosure required by the Interest Act (Canada) and without affecting the interest payable to the registered holder of this Global Bond, the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is the rate of interest for such period multiplied by a fraction, the numerator of which is the actual number of days in the 12-month period constituting such year and commencing on the same day as such period and the denominator of which is the actual number of days elapsed in such 12-month period.

In the event that the Maturity Date, any Interest Payment Date or any Redemption Date (as defined in the Fiscal Agency Agreement) with respect to this Global Bond shall be a day that is not a Business Day, the registered holder hereof shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment, unless such next following Business Day falls in the next succeeding calendar month, in which case the related payment will be made on the immediately preceding Business Day as if made on the date such payment was due. For purposes hereof, “Business Day” means a day on which banking institutions in the City of New York, in the City of London and in the City of Toronto are not authorized or obligated by law or executive order to be closed.

If Bonds in definitive registered form are issued in exchange for this Global Bond, payment of the principal of such Bonds will be made upon presentation and surrender of such Bonds at the office of the Registrar maintained for that purpose in the Borough of Manhattan, the City and State of New York, or at the office of any Paying Agent appointed by the Province for such purpose pursuant to the Fiscal Agency Agreement. Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a cheque, to the registered addresses of registered holders of Bonds, or, at the option of the Province, otherwise transferring funds to the registered holders of the Bonds. If the Maturity Date, the Redemption Date or any Interest Payment Date is a Business Day but is a day on which any Paying Agent is closed at the applicable place of payment, the registered holder will not be entitled to payment at such location until the next succeeding day on which banking institutions in such place of payment are not authorized or obligated by law or executive order to be closed and no further interest shall accrue in respect of the delay in such payment.

Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as, at the time of payment, is legal tender for payment of public and private debts.

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This Global Bond is not subject to any sinking fund and is not redeemable at the option of the Province, unless certain events occur involving Canadian taxation as set forth below, and is not repayable at the option of the holder prior to the Maturity Date.

All payments of, or in respect of, principal of and interest on this Global Bond will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, the Province (subject to its right of redemption described herein below) will pay to the registered holder of this Global Bond such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond:

(a)

a beneficial owner of which is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of such owner being connected with Canada otherwise than merely by the ownership as a non-resident of Canada of such Bond, but only to the extent of such owner’s interest(s) therein; or

(b)

presented for payment more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the “Relevant Date” in relation to any Bond means whichever is the later of:

(i)	the date on which the payment in respect of such Bond becomes due and payable; or

(ii)

if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received; or

(c)

as a result of any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, or any agreement with the U.S. Internal Revenue Service under FATCA.

Unless previously redeemed for tax reasons, as provided below, or repurchased by the Province, the Principal Amount of this Global Bond is due and payable on September 17, 2029.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and no more than 60 days’ notice to registered holders of Bonds in accordance with Section 19 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada or any province or political subdivision

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thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after September 10, 2024, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Registrar a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

The Registrar has been appointed registrar for the Bonds, and the Registrar will maintain at its office in the Borough of Manhattan, the City and State of New York, a register (herein, the “Register”) for the registration of Bonds and the registration of transfers and exchanges of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Bond may be transferred at the office of the Registrar by surrendering this Global Bond for cancellation, and thereupon the Registrar shall issue and register in the name of the transferee, in exchange herefor, a new Global Bond (or other global security in the case of a transfer to a successor depository) having identical terms and conditions and having a like aggregate principal amount in authorized denominations.

Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the office of the Registrar for Bonds in definitive registered form without coupons of authorized denominations of US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000 in an equal aggregate principal amount and having identical terms and conditions as this Global Bond, except to the extent that such terms and conditions specifically relate to this Global Bond as a global security. On or after such exchange, the Registrar, to the extent reasonably practicable in the circumstances, shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the record date for such payment. If this Global Bond is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfers and exchanges in the normal course of business, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Registrar shall not be required to register any transfer or exchange of this Global Bond during the period from any Regular Record Date to the corresponding Interest Payment Date or during the period from the Redemption Record Date (as defined in the Fiscal Agency Agreement) to the Redemption Date. Neither the Province nor the Registrar shall be required to make any exchange of Bonds, if as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of this Global Bond or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on this Global Bond at the time, place and rate, and in the coin or currency, herein prescribed.

The Province, the Registrar and any Paying Agent may treat the holder in whose name this Global Bond is registered as the absolute owner hereof for all purposes, whether or not this Global Bond is overdue, and none of the Province, the Registrar or any Paying Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Global Bond are valid and effectual to discharge the liability of the Province and the Registrar and any Paying Agent hereon to the extent of the sum or sums paid.

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The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if the Bonds are not presented for payment within two years after the date on which such principal becomes due and payable.

The Province and the Registrar may, at any time or from time to time, without notice to or the consent of the registered holder of any Bond, enter into one or more agreements supplemental to the Fiscal Agency Agreement to create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds.

The Fiscal Agency Agreement and the Bonds may be amended by the Province on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein, or effecting the issue of further bonds as described above or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the beneficial owners of Bonds.

The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Bonds to consent by Extraordinary Resolution (as defined below) to any modification or amendment proposed by the Province to the Fiscal Agency Agreement (except as provided in the two immediately preceding paragraphs) and the Bonds (including the terms and conditions contained herein).

An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of Bonds, whether present or not; however, no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds may, without the consent of the registered holder of each such Bond affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders of Bonds by the affirmative vote of the registered holders of not less than 66 2⁄3% of the principal amount of Bonds represented at the meeting personally or by proxy and voted on the resolution or as an instrument in writing signed by the registered holders of not less than 66 2⁄3% in principal amount of the outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders of Bonds present personally or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding, or at any adjourned meeting called by the Province or the Registrar, one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders of Bonds will be published in English in The Wall Street Journal in New York, U.S.A., and The Globe and Mail in Toronto, Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language

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newspaper with general circulation in the respective market regions as the Province, with the written approval of the Registrar, shall determine. As long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

If definitive Bonds are issued and for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Province will appoint and maintain a Paying Agent and a Transfer Agent in Luxembourg.

Unless the certificate of authentication hereon has been executed by the signature of an officer or authorized signatory of the Registrar, manual or in facsimile (including electronic signature), this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Province of Ontario, pursuant to due authorization of law, has caused this Global Bond to be duly executed by an authorized representative and the Seal of the Minister of Finance to be imprinted hereon.

DATED: September 17, 2024	PROVINCE OF ONTARIO

By:
Authorized Signing Officer

SEAL OF THE MINISTER OF FINANCE

REGISTRAR’S CERTIFICATE

OF AUTHENTICATION

This is one of the Bonds of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON as Registrar

By:
Authorized Signatory

EXECUTION VERSION

Dated as of September 10, 2024

PROVINCE OF ONTARIO

US$2,000,000,000

3.700% Bonds due September 17, 2029

UNDERWRITING AGREEMENT

Province of Ontario

Underwriting Agreement

September 10, 2024

BMO Capital Markets Corp.

Goldman Sachs International

J.P. Morgan Securities plc

RBC Capital Markets, LLC

As representatives of the several Underwriters

c/o	RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

The Province of Ontario (the “Province”) proposes to sell the principal amount of its securities identified in Schedule II hereto (the “Securities”) to the underwriters named in Schedule II hereto (the “Underwriters”). The Securities will be issued in the form of one or more fully registered permanent global securities (the “Global Securities”) registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”), subject to the provisions of the fiscal agency agreement between the Province and The Bank of New York Mellon, as fiscal agent, expected to be dated the Closing Date (as defined below) (the “Fiscal Agency Agreement”). As of September 10, 2024, (the “Time of Sale”), the Province had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Final Prospectus (as defined below) dated September 10, 2024, and the Issuer Free Writing Prospectus (as defined below) in the form of Schedule I hereto. As used herein, “Issuer Free Writing Prospectus” shall have the meaning assigned to the term “issuer free writing prospectus” in Section 433 under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). This Agreement is to confirm the arrangements with respect to the purchase of the Securities by the Underwriters.

1. Representations and Warranties. The Province represents and warrants to, and agrees with, each Underwriter that:

(i)  The Time of Sale Information, at the Time of Sale and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Province makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Province in writing by any Underwriter expressly for use in such Time of Sale Information. The Issuer Free Writing Prospectus in the form of Schedule I hereto complies in all material respects with the U.S. Securities Act.

(ii)  The Province has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement or registration statements under Schedule B of the U.S. Securities Act, which has or have become effective, for the registration of any Securities which may be sold in the United States under the U.S. Securities Act. Each such registration statement, as amended at the date of this Agreement, complies in all material respects with the requirements of the U.S. Securities Act and the rules and regulations thereunder. The Province has filed a Preliminary Final Prospectus (as defined below) with the SEC pursuant to Rule 424 under the U.S. Securities Act, which has been furnished to the Underwriters, and proposes to file with the SEC pursuant to Rule 424 under the U.S. Securities Act a supplement to the form of prospectus included in the most recent registration statement, or amendment thereto, filed with the SEC relating to the Securities and the plan of distribution thereof and has advised you of all further information (financial and other) with respect to the Province to be set forth therein. The registration statement or registration statements, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date of this Agreement, is or are herein called the “Registration Statement”; the prospectus in the form in which it appears in the Registration Statement, including the documents incorporated by reference therein, is herein called the “Basic Prospectus”; such supplemented form of prospectus, in the form in which it shall be first filed with the SEC pursuant to Rule 424 after the date hereof (including the Basic Prospectus as so supplemented), including the documents incorporated by reference therein, is herein called the “Final Prospectus”; and any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 (including the Basic Prospectus as so supplemented), including the documents incorporated by reference therein, is herein called the “Preliminary Final Prospectus.”

(iii)  The documents filed by the Province with the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) that are incorporated by reference in the Preliminary Final Prospectus or the Final Prospectus, at the time they were filed with the SEC, complied in all material respects with the requirements of the U.S. Exchange Act and the rules and regulations thereunder.

(iv)  As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the U.S. Securities Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the SEC and at the Closing Date, (a) the Registration Statement, as amended as of any such time and the Final Prospectus, as amended or supplemented as of any such time, complied and will comply in all material respects with the applicable requirements of the U.S. Securities Act and the rules and regulations thereunder and (b) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the summary set out in the Final Prospectus is not misleading, inaccurate or inconsistent when read with other parts of the Final Prospectus; provided, however, that the Province makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Province by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Province agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Province, at the purchase price set forth in Schedule

II hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Allen Overy Shearman Sterling US LLP, Commerce Court West, Suite 4405, Toronto, Ontario, Canada (or such other place as may be agreed to by the Underwriters and the Province) at 9:00 A.M., Toronto time, on September 17, 2024 (or at such time on such later date not later than five business days after such specified date as the Underwriters and the Province shall agree upon), which date and time may be postponed by agreement between the Underwriters and the Province or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Global Securities shall be made to the Underwriters or to their order for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to the Province in immediately available (same day) funds by transfer to a U.S. dollar account specified by the Province. The Global Securities shall be substantially in the form annexed to the Fiscal Agency Agreement and registered in the name of Cede & Co., as nominee of DTC.

The Global Securities shall be made available for inspection and checking by the Underwriters in Toronto, Ontario not later than 3:00 P.M. (Toronto time) on the business day prior to the Closing Date. For purposes of this Agreement, “business day” shall mean a day on which banking institutions in The City of New York, in The City of London and in The City of Toronto are not authorized or obligated by law or executive order to be closed.

4. Listing. The Province agrees with the Underwriters to file or cause to be filed an application to list the Securities on the Professional Segment of the Euro MTF Market, the exchange regulated market of the Luxembourg Stock Exchange (the “Stock Exchange”) on or as soon as possible after the Closing Date. References herein to “list”, “listed” or “listing” when used in relation to the Stock Exchange shall mean admitted to the Official List and admitted to trading on the Professional Segment of the Euro MTF Market. The Province shall use all reasonable efforts to cause the Securities to be listed on the Stock Exchange on or as soon as possible after the Closing Date. The Province further agrees to furnish to the Stock Exchange all documents, instruments, information and undertakings and to publish all advertisements or other material that may be necessary in order to effect the listing of the Securities and to cause the listing of the Securities on the Stock Exchange to be continued for so long as any of the Securities remain outstanding; provided, however, that if in the opinion of the Province, the continuation of such listing shall become unduly onerous, then the Province may terminate the listing of the Securities on the Stock Exchange; provided, further, that if the listing of the Securities is to be so terminated, the Province will use its best efforts to obtain the admission to listing, trading and/or quotation of the Securities by another listing authority, securities exchange and/or quotation system reasonably acceptable to the Underwriters and the Province prior to the delisting of the Securities from the Stock Exchange, provided that nothing herein shall require the Province to seek an alternative admission, listing, trading and/or quotation of the Securities on any securities exchange where it would be, as determined by the Province, impractical or unduly burdensome to do so. The provisions of this Section 4 shall apply to any other listing authority, securities exchange and/or quotation system on which the Securities may be admitted to listing, trading and/or quotation mutatis mutandis.

5. Agreements. (a) The Province and the Underwriters agree that:

(i)  Prior to the termination of the offering of the Securities, the Province will not file any amendment to the Registration Statement, any supplement to the Time of Sale Information or the Final Prospectus, or any document that would as a result thereof be incorporated by reference in the Time of Sale Information or the Final Prospectus, unless the Province has furnished to the Underwriters a copy for their review prior to filing and will not file any such proposed amendment, supplement or document to which the Underwriters reasonably object, except that the Underwriters may not object to the filing, as exhibits to an amendment on Form 18-K/A to the Province’s Annual Report on Form 18-K, of reports prepared by the Province in the ordinary course. Subject to the foregoing sentence, the Province will cause any Preliminary Final Prospectus and the Final Prospectus to be filed (or mailed for filing) with the SEC pursuant to Rule 424 and the Province will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the U.S. Securities Act. The Province will promptly advise the Underwriters (i) when the Time of Sale Information, the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Time of Sale Information or the Final Prospectus shall have been filed with the SEC, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the SEC for any amendment of the Registration Statement or amendment of or supplement to the Time of Sale Information or the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference in the Preliminary Final Prospectus or the Final Prospectus, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Province of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Province will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii)  Before using or filing any Issuer Free Writing Prospectus, other than the Issuer Free Writing Prospectus in the form of Schedule I hereto, the Province will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not use or file any such Issuer Free Writing Prospectus to which the Underwriters reasonably object provided that the Underwriters may not object to a filing that is required.

(iii)  If, at any time when a prospectus relating to the Securities is required to be delivered under the U.S. Securities Act, any event occurs as a result of which the Time of Sale Information or the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Time of Sale Information or the Final Prospectus to comply with the U.S. Securities Act or the rules and regulations thereunder, the Province promptly will prepare and file with the SEC, subject to the first sentence in paragraph (a)(i) of this Section 5, an amendment or supplement at its own expense which will correct such statement or omission or an amendment which will effect such compliance.

(iv)  The Province will make generally available to its security holders and to the Underwriters as soon as practicable after the close of its first fiscal year beginning after the date hereof, statements of its revenues and expenditures for such fiscal year which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and the applicable rules and regulations thereunder.

(v)  The Province will furnish to the Underwriters, upon request, copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or a dealer may be required by the U.S. Securities Act, as many copies of any Preliminary Final Prospectus, any Issuer Free

Writing Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request.

(vi)  The Province will arrange for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the securities laws of such states and other jurisdictions of the United States as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Province shall not be obligated to consent to general service of process under the laws of any state or other jurisdiction.

(vii)   The Province will pay (i) all expenses in connection with (a) the preparation, issue, execution and delivery of the Securities (including reasonable fees of the registrar, fiscal agent, transfer agent and paying agents and the fees and expenses of the Province’s legal advisors), (b) the fee incurred in filing the Registration Statement (including all amendments thereto), any Issuer Free Writing Prospectus and any Time of Sale Information with the SEC, (c) all costs, expenses, fees or commissions, payable on or in connection with the listing of the Securities on the Stock Exchange and (d) any fee payable to rating services in connection with the rating of the Securities and (ii) the cost of copying the documents incorporated by reference in the Time of Sale Information and the Final Prospectus in such quantities as the Underwriters may reasonably request and the cost of delivering the same to locations designated by the Underwriters and satisfactory to the Province in its reasonable judgment. Except as provided in Section 9 hereof, the Province shall not be required to pay or bear any fees or expenses of the Underwriters.

(viii)  The Province will pay all costs incurred in connection with the preparation and printing of the Final Prospectus and each Preliminary Final Prospectus (including all amendments thereof or supplements thereto), any Issuer Free Writing Prospectus and the cost of delivering the same physically or electronically to locations and email addresses designated by the Underwriters, the Province and each of their counsel.

(b) Each Underwriter agrees that:

(i)    It will deliver to the Province a letter prior to the Closing Date containing the total sales of the Securities made in the initial distribution in the United States.

(ii)   It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the U.S. Securities Act) (which term includes use of any written information furnished to the SEC by the Province and not incorporated by reference into the Registration Statement and any press release issued by the Province) other than (A) the Issuer Free Writing Prospectus in the form of Schedule I hereto or prepared pursuant to Section 5(a)(ii) above, or (B) any “free writing prospectus” prepared by such Underwriter and provided to and consented to by the Province in advance in writing (each such “free writing prospectus” referred to in this clause (B), an “Underwriter Free Writing Prospectus”); provided that the Underwriters may use a Bloomberg term sheet in accordance with Section 5(b)(iv) below.

(iii)  It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 5(b)(ii)(B) in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Province has consented in advance in writing to such dissemination.

(iv)  It has not and will not, without the prior written consent of the Province, use any “free writing prospectus”, that contains the final terms of the Securities unless such terms have previously been included in an Issuer Free Writing Prospectus filed or to be filed with the SEC; provided that the Underwriters may use a Bloomberg term sheet that contains some or all of the information in Schedule I hereto without the consent of the Province; provided further that any Underwriter using such term sheet shall notify the Province, and provide a copy of such Bloomberg term sheet to the Province, prior to, or substantially concurrently with, the first use of such term sheet.

(v)   It is not subject to any pending proceeding under Section 8A of the U.S. Securities Act with respect to the offering (and will promptly notify the Province if any such proceeding against it is initiated during the period that delivery of a prospectus by an Underwriter or a dealer may be required by the U.S. Securities Act).

(vi)  Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, each of Goldman Sachs International and J.P. Morgan Securities plc (the “UK Manufacturers”) acknowledge that they understand the responsibilities conferred upon them under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Preliminary Final Prospectus and the Final Prospectus in connection with the Securities. The Province, BMO Capital Markets Corp. and RBC Capital Markets, LLC note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers under the UK MiFIR Product Governance Rules and the related information set out in the Preliminary Final Prospectus and the Final Prospectus in connection with the Securities.

(vii)   Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”), regarding the mutual responsibilities of manufacturers under the Product Governance Rules, Goldman Sachs International (the “EEA Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Preliminary Final Prospectus and the Final Prospectus in connection with the Securities. The Province, BMO Capital Markets Corp., J.P. Morgan Securities plc and RBC Capital Markets, LLC note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EEA Manufacturer under the Product Governance Rules and the related information set out in the Preliminary Final Prospectus and the Final Prospectus in connection with the Securities.

6. Selling Restrictions.

(a) European Economic Area.

(i)  In relation to each Member State of the European Economic Area, each of the Underwriters represents and agrees that it has not made and will not make an offer of the Securities to the public in that Member State except that it may make an offer of such Securities to the public in that Member State to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Securities shall require the Province or any

Underwriter to produce or publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

(ii)  For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

(b) United Kingdom.

(i)  Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that:

(A)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and

(B)   it has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(c) Japan. The Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) and, accordingly, each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that it has not and will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of and otherwise in compliance with the FIEA and any other applicable laws, rules, regulations and governmental guidelines of Japan.

(d) Hong Kong. Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that:

(i)  it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than (A) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); (B) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (C) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)  it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

(e) Singapore. Each Underwriter has acknowledged that the neither the Preliminary Final Prospectus nor the Final Prospectus nor the Issuer Free Writing Prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has represented, warranted and agreed that it has not offered or sold any Securities or caused the Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Securities or cause the Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the Preliminary Final Prospectus, the Final Prospectus, the Issuer Free Writing Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

(f) Switzerland. Each Underwriter acknowledges that the Preliminary Final Prospectus, the Final Prospectus and the Issuer Free Writing Prospectus, each relating to the Securities and dated September 10, 2024, are not intended to constitute an offer to the public or solicitation to purchase or invest in the Securities. Each Underwriter represents and agrees, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, that it has not offered, sold or advertised and will not offer, sell or advertise, directly or indirectly, Securities to the public in, into or from Switzerland and that it has not distributed, or otherwise made available, and will not publicly distribute or otherwise make available, the Preliminary Final Prospectus, the Final Prospectus, the Issuer Free Writing Prospectus or any other offering or marketing material relating to the Securities to the public in Switzerland.

(g) Republic of Italy. Each Underwriter represents and agrees that any offer, sale or delivery of any Securities in Italy or distribution of copies of the Preliminary Final Prospectus, the Final Prospectus, the Issuer Free Writing Prospectus or any other document relating to the Securities in Italy will be carried out in accordance with all Italian securities, tax, exchange control and any other applicable laws and regulations, including the restrictions contained under “Notice to Prospective Investors in the European Economic Area” in the Preliminary Final Prospectus and the Final Prospectus. Any offer, sale or delivery of any Securities or distribution of copies of the Preliminary Final Prospectus, the Final Prospectus, the Issuer Free Writing Prospectus or any other document relating to the Securities in Italy must: (a) be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, Commissione Nazionale per le Società e la Borsa (“CONSOB”) Regulation No. 20307 of February 15, 2018 (as amended from time to time) and Legislative Decree No. 385 of September 1, 1993, as amended (the “Banking Act”); and (b) comply with all Italian securities, tax, exchange control and any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable), pursuant to Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time and/or any other competent authority.

(h) Sale and Distribution. In addition to the provisions of Sections 6(a), (b), (c), (d), (e),(f) and (g) above, each of the Underwriters, on behalf of itself and each of its respective affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Province that it and each of its respective affiliates (i) has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Time of Sale Information, any “free writing prospectus”, or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, after reasonable investigation, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as contained in this Agreement, and (ii) notwithstanding the foregoing clause (i), will not distribute any Preliminary Final Prospectus or the other Time of Sale Information outside the United States.

(i) Authorizations. Without prejudice to the provisions of Sections 6(a), (b), (c), (d), (e), (f), (g) and (h) and except for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Underwriters may designate pursuant to Section 5(a)(vi), the Province shall not have any responsibility for, and the Underwriters agree with the Province that the Underwriters and their respective affiliates will obtain, any consent, approval or authorization required by them for the subscription, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such subscription, offer, sale or delivery of any of the Securities.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Province contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Province made in any certificate furnished pursuant to the provisions hereof, to the performance by the Province of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed with the SEC pursuant to Rule 424 not later than 5:00 P.M., New York City time, on the second business day following the date hereof or transmitted by a means reasonably calculated to result in filing with the SEC by such date; and each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the U.S. Securities Act, shall have been filed with the SEC under the U.S. Securities Act.

(b) The Province shall have furnished to the Underwriters, on or prior to the Closing Date, a written opinion dated the Closing Date of the Deputy Attorney General, Assistant Deputy Attorney General or Acting Assistant Deputy Attorney General of the Province or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance, addressed to the Minister of Finance of the Province to the effect that, based on the assumptions and subject to the qualifications set forth therein:

(i)  this Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Ontario and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and constitutes a legal, valid and binding agreement of the Province, enforceable in accordance with its terms;

(ii)  the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Ontario and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and, assuming due execution and delivery by the Fiscal Agent, constitutes a legal, valid and binding agreement of the Province, enforceable in accordance with its terms;

(iii)  the Securities have been duly authorized and the Global Securities have been duly executed by and sealed on behalf of the Province in accordance with the laws of the Province of Ontario and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and, when the Global Securities are authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered and paid for by the Underwriters pursuant to this Agreement, they will constitute legal, valid and binding obligations of the Province, enforceable in accordance with their terms;

(iv)  the statements in the Preliminary Final Prospectus and the Final Prospectus under the headings “Description of Debt Securities — Canadian Income Tax Considerations” and “Taxation — Canadian Taxation” are accurate in all material respects, subject to the qualifications therein stated;

(v)   the payment of principal of and interest on the Securities will be a charge on and payable out of the Consolidated Revenue Fund of the Province of Ontario (as defined in the Financial Administration Act (Ontario));

(vi)  no authorization, consent, waiver or approval of, or filing, registration, qualification or recording with, any governmental authority of the Province of Ontario or of Canada is required in connection with the execution, delivery and performance by the Province of this Agreement or the Fiscal Agency Agreement or the sale of the Securities by the Province in the manner contemplated in this Agreement and the Final Prospectus, except for the Order or Orders of the Lieutenant Governor in Council applicable thereto;

(vii)   no stamp or other similar duty or levy is payable under the laws of the Province of Ontario or the federal laws of Canada applicable in the Province of Ontario in connection with the execution, delivery and performance by the Province of this Agreement or the Fiscal Agency Agreement or in connection with the issue and sale of the Securities by the Province in the manner contemplated in this Agreement, the Time of Sale Information and the Final Prospectus; and

(viii)  His Majesty the King in right of Ontario may be sued in the courts of the Province of Ontario with regard to any claims arising out of or relating to the obligations of the Province under the Securities. No law in the Province of Ontario requires the consent of any public official or authority for suit to be brought or judgment to be obtained against His Majesty the King in right of Ontario arising out of or relating to the obligations of the Province under the Securities, though in certain circumstances prior notice and particulars of a claim must be given to His Majesty the King in right of Ontario. An amount payable by His Majesty the King in right of Ontario under an order of a court of the Province of Ontario that is final and not subject to appeal is payable out of the Consolidated Revenue Fund of the Province of Ontario pursuant to the Crown Liability and Proceedings Act, 2019 (Ontario).

(c) The Underwriters shall have received on the Closing Date from Allen Overy Shearman Sterling US LLP, United States counsel to the Province, favorable opinions dated the Closing Date to the effect that:

(i)  the statements in the Preliminary Final Prospectus, read together with the Time of Sale Information, and the Final Prospectus under the caption “Description of Bonds” and “Underwriting”, in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein; and

(ii)  the statements in the Preliminary Final Prospectus, read together with the Time of Sale Information, and the Final Prospectus under the caption “Description of Debt Securities — United States Federal Income Tax Considerations”, as supplemented by “Taxation — United States Taxation”, in each case, insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

Such counsel shall also state that although they have not verified, are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Final Prospectus (including the documents incorporated by reference therein), such counsel has, however, generally reviewed and discussed such statements with certain officers or employees of the Province, and with counsel and representatives of the Underwriters, and, in the opinion of such counsel, (a) each of the documents incorporated by reference in the Preliminary Final Prospectus, read together with the Time of Sale Information, and the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel need express no opinion), except to the extent that any statement therein is modified or superseded in the Preliminary Final Prospectus or the Final Prospectus, at the time it was filed with the SEC, appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Exchange Act and the applicable rules and regulations of the SEC thereunder, and (b) each of the Registration Statement and the Final Prospectus, excluding the documents incorporated by reference therein, and any supplements or amendments thereto (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel need not express any opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder.

Such counsel shall also state that, subject to the limitations set forth in the immediately preceding paragraph, in the course of such review and discussion, no facts have come to such counsel’s attention which caused them to believe that (i) the Registration Statement (including the documents incorporated by reference therein, other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Time of Sale Information (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Final Prospectus as amended or supplemented, if applicable (including the documents incorporated by reference therein, other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of such Final Prospectus as amended or supplemented, if applicable, or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving such opinions, such counsel may rely, without independent investigation, as to matters relating to the laws of the Province of Ontario or the federal laws of Canada applicable therein, on the opinion of the Deputy Attorney General, Assistant Deputy Attorney General or Acting Assistant Deputy Attorney General of the Province or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance, rendered pursuant to Section 7(b) hereof.

(d) The Underwriters, shall have received on the Closing Date from Stikeman Elliott LLP, Canadian counsel for the Underwriters, a favorable opinion dated the Closing Date as to the validity of the Securities and as to the proceedings and other related matters incident to the issuance and sale of the Securities on the Closing Date, and the Underwriters shall have received on the Closing Date from Davis Polk & Wardwell LLP a favorable opinion dated the Closing Date with respect to the Registration Statement, the Time of Sale Information and the Final Prospectus, including the form thereof, and other related matters as the Underwriters may reasonably require. In giving their opinion, Davis Polk & Wardwell LLP may rely upon the opinion of Stikeman Elliott LLP as to matters of Canadian and Ontario law.

(e) The Province shall have furnished to the Underwriters, on the Closing Date a certificate of the Province, signed by the duly authorized officer of the Province (who may rely as to proceedings pending or contemplated upon the best of his knowledge), dated the Closing Date, to the effect that:

(i)    the representations and warranties of the Province in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Province has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)   no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Province’s knowledge, threatened; and

(iii)  there has been no material adverse change in the financial, economic or political conditions of the Province from those set forth in or contemplated by the Registration Statement, the Time of Sale Information and the Final Prospectus other than changes arising in the ordinary and normal course.

(f) Subsequent to the execution of this Agreement and on or prior to the Closing Date, there shall not have been any downgrading in the ratings of any of the Province’s long-term debt securities by Moody’s Canada Inc. or S&P Global Ratings, acting through Standard & Poor’s Rating Services (Canada), a business unit of S&P Global Canada Corp.

(g) Prior to the Closing Date, the Province shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Province in writing or by telephone or facsimile transmission, in either case confirmed in writing.

8. Stabilization and Over-allotment. The Underwriters (or persons acting on their behalf) may over-allot Securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant Securities is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the Province received the proceeds of the Securities, and 60 days after the date of the allotment of the Securities. Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of the Province, and any gain or loss arising therefrom shall be for their own account. Any over-allotment or stabilization will be effected in accordance with all applicable laws and rules and will be undertaken at the offices of the Underwriters (or persons acting on their behalf) and on the Professional Segment of the Euro MTF Market of the Luxembourg Stock Exchange. The Underwriters acknowledge that the Province has not been authorized to issue Securities in excess of the principal amount set forth in Schedule I hereto. The Underwriters also acknowledge that the Province has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable laws and rules, including those made pursuant to Regulation M under the U.S. Exchange Act (if applicable). The Province authorizes the Underwriters to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance and to handle requests from any relevant competent authority for the purposes of Article 6(5)(b) of Commission Delegated Regulation (EU) 2016/1052 and Article 6(5)(b) of Commission Delegated Regulation (EU) 2016/1052, as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

9. Indemnification and Contribution.

(a) The Province agrees to indemnify and hold harmless each Underwriter and each of its affiliates that participates in the initial distribution of the Securities and each person who controls any Underwriter or any such affiliate within the meaning of either the U.S. Securities Act or the U.S. Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the laws of any jurisdiction, including but not limited to the U.S. Securities Act, the U.S. Exchange Act or other United States Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, including all documents incorporated by reference, or in the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse, as incurred, each such indemnified party, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Province will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Province by or on behalf of any Underwriter specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information shall not enure to the benefit of any Underwriter or affiliate thereof (or any person controlling any Underwriter or affiliate) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive the Time of Sale Information at or prior to the sale of such Securities to such person and the untrue statement or omission of a material fact contained in the Basic Prospectus, any Preliminary Final Prospectus or any Issuer Free Writing Prospectus was corrected in the Time of Sale Information. This indemnity agreement will be in addition to any liability which the Province may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Province:

(i)  to the same extent as the foregoing indemnity from the Province to such Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Province by or on behalf of such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity;

(ii)   against any and all losses, claims, damages or liabilities, joint or several, to which the Province may become subject under the laws of any jurisdiction, including but not limited to the U.S. Securities Act, the U.S. Exchange Act or other United States Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any document prepared by such Underwriter and distributed by it in connection with the offering of the Securities, including any “free writing prospectus”, or which arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and which statement or omission is not contained in the Time of Sale Information, the Final Prospectus or the agreed press releases; and

(iii)  against any and all losses, claims, damages or liabilities, joint or several, to which the Province may become subject arising out of or in connection with a breach by such Underwriter (or its affiliates that participate in the initial distribution of the Securities) of any representation, or failure to perform or observe any agreement, contained in Section 6 of this Agreement.

Each Underwriter, severally and not jointly, agrees to reimburse, as incurred, any legal or other expenses reasonably incurred by the Province in connection with investigating or defending any such loss, claim, damage, liability or action referred to in clauses (i), (ii) and (iii) above. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Province acknowledges, for the purposes of Sections 1(i), 1(iv), 9(a) and 9(b)(i) above, that the statements set forth under the heading “Underwriting” (except for the statements in the paragraphs relating to the European Economic Area, the United Kingdom and the securities laws of Japan, Hong Kong, Singapore, Switzerland and Italy and the sentence relating to stamp taxes and other charges and expenses of the offering) in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any of the documents referred to in the foregoing indemnity, and the Underwriters confirm that such statements are correct; provided that such acknowledgement by the Province does not extend to any “free writing prospectus” other than the Issuer Free Writing Prospectus in the form of Schedule I hereto.

(c) Each of the Province and the Underwriters agree that the Underwriters shall have and hold the covenants of the Province contained in this Section 9 in respect of the Underwriters’ controlling persons (as referred to herein) and affiliates in trust for the benefit of their controlling persons and affiliates. The Underwriters agree to accept the trusts in this paragraph (c) declared and provided for and agree to enforce those covenants on behalf of such persons.

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9.

In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party will not, without the prior written consent of the indemnifying parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying parties are actual or potential parties to such claim or action).

Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(i)    the indemnified party shall have employed separate counsel in accordance with the proviso to the first sentence of the next preceding paragraph (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action),

(ii)   the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or

(iii)  the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Province on grounds of policy or otherwise, the Province and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Province and the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount specified in Schedule II hereto bears to the public offering price of the Securities specified in Schedule I hereto and the Province is responsible for the balance; provided, however, that (a) in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of the U.S. Securities Act shall have the same rights to contribution as the Underwriters, and each person who controls the Province within the meaning of the U.S. Securities Act and each official of the Province who shall have signed the Registration Statement shall have the same rights to contribution as the Province. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Province. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Province and any nondefaulting Underwriter for damages occasioned by its default hereunder. For purposes of this Section 10, if more than one series of Securities is identified in Schedule II hereto, this Section 10 shall apply to each series of Securities separately as if this Agreement applied solely to such series.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters or the Province, by notice given to the Province or the Underwriters, as the case may be, prior to delivery and payment for the Securities, if prior to that time, there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable judgment of the Underwriters or the Province, as the case may be, is material and adverse and such changes, singly or together with any other such change, makes it, in the reasonable judgment of the Underwriters or the Province, as the case may be, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information or the Final Prospectus. Notwithstanding any such termination, the provisions of Sections 9, 11, 12, and 14 hereof shall remain in effect.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Province and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Province or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or sent by electronic transmission and confirmed to them, care of RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New

York 10281, attention: Transaction Management/Scott Primrose (Telephone No. 212-618-7706; Facsimile: 212-428-6308), or, if sent to the Province, will be mailed, delivered or sent by electronic transmission and confirmed at Ontario Financing Authority, One Dundas Street West, Suite 1400, Toronto, Ontario, M5G 1Z3, attention: Director, Treasury and Capital Markets Operations, Finance and Treasury Division, Ontario Financing Authority (Email: documentation@ofina.on.ca).

14. Successors and Assigns. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and the officials and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. Neither this Agreement nor any interest or obligation in or under this Agreement may be assigned by the Underwriters without the prior written consent of the Province or by the Province without the prior written consent of the Underwriters. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Securities shall be deemed to be a successor by reason merely of such purchase.

15. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

16. Counterparts. This Agreement may be executed in one or more counterparts (including counterparts by facsimile) and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement.

17. Advertisements. All advertisements of the issue of the Securities or publication of such formal notice as may be required by the rules of the Stock Exchange in connection with the listing of the securities on the Stock Exchange shall be published in a form or forms and manner to which the Province consents in writing prior to the date of publication. The Province may withhold its consent in its discretion regarding the use of any symbol in any such advertisement and the publication in which such advertisement is to appear.

18. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)  In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

The terms which follow, when used in this Section 18, shall have the meanings indicated.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)   a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19. Other Liabilities Governed by Non-English Law. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Province and the Applicable Underwriters, the Province acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Applicable Underwriters to the Province under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)  the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)   the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Applicable Underwriters or another person and the issue to or conferral on the Province of such shares, securities or obligations;

(iii)  the cancellation of the UK Bail-in Liability; and

(iv)   the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

The terms which follow, when used in this Section 19, shall have the meanings indicated:

“Applicable Underwriters” means Goldman Sachs International and J.P. Morgan Securities plc, as Underwriters.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

20. Time of the Essence. Time shall be of the essence in this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Province and the Underwriters.

Very truly yours,

Province of Ontario

By:	/s/ Carlos Yep
Name: Carlos Yep
Title: Director, Funding
Capital Markets Division
Ontario Financing Authority

[Signature Page to Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above written.

BMO Capital Markets Corp.

By:	/s/ Sean M. Hayes
Name: Sean M. Hayes
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above written.

Goldman Sachs International

By:	/s/ Christian Tschirdewahn
Name: Christian Tschirdewahn
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above written.

J.P. Morgan Securities plc

By:	/s/ Asia Khan
Name: Asia Khan
Title: Vice President

[Signature Page to Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above written.

RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE I

Issuer:	Province of Ontario

Title:	3.700% Bonds due September 17, 2029

Aggregate Principal Amount:	US$2,000,000,000

Denominations:	US$5,000 and integral multiples of US$1,000 for amounts in excess of US$5,000

Trade Date:	September 10, 2024

Issue Date (Settlement Date):	September 17, 2024 (T+5)

Maturity Date:	September 17, 2029

Interest Payment Dates:	March 17 and September 17 of each year, commencing March 17, 2025. Interest will accrue from September 17, 2024.

Spread to Treasury:	+27.5 basis points

Spread to Mid-Swaps:	+57 basis points

Benchmark Treasury:	UST 3.625% due August 31, 2029

Treasury Spot/Yield:	$100 – 261⁄4 / 3.444%

Yield to Maturity:	3.719% semi annual

Interest Rate:	3.700%

Public Offering Price:	99.914% plus accrued interest from September 17, 2024, if settlement occurs after that date

Day Count Convention:	30/360

Underwriters:	BMO Capital Markets Corp. Goldman Sachs International J.P. Morgan Securities plc RBC Capital Markets, LLC

Prospectus and Prospectus Supplement:	Prospectus dated August 23, 2019, and Preliminary Prospectus Supplement dated September 10, 2024.

https://www.sec.gov/Archives/edgar/data/74615/000119312524216343/d889958d424b2.htm

MiFID II Product Governance:	Professional Clients & Eligible Counterparties

UK MiFIR Product Governance:	Professional Clients & Eligible Counterparties

CUSIP# / ISIN#:	683234 AW8 / US683234AW86

Listing:	Admission to the Luxembourg Stock Exchange’s Official List and to trading on the Professional Segment of the Luxembourg Stock Exchange’s Euro MTF Market may be completed upon or following settlement on a reasonable efforts basis.

Settlement:	We expect that delivery of the Bonds will be made against payment therefor on or about the closing date of this offering specified on the cover page of the prospectus supplement, which is five business days following the date of pricing of the Bonds (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Bonds on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the Bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Bonds who wish to trade their Bonds on the date of pricing or the next three succeeding business days should consult their own adviser.

U.S. Legend:	The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BMO Capital Markets Corp. at 1-888-200-0266, Goldman Sachs International at 1-866-471-2526, J.P. Morgan Securities plc at 1-866-430-0686 or RBC Capital Markets, LLC at 1-866-375-6829.

United Kingdom Legend:

This document is for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any Bonds may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).

This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This document, the prospectus supplement and the base prospectus have been prepared on the basis that the requirement under the UK Prospectus Regulation and the FSMA to produce or publish a prospectus for offers of Bonds does not apply. The prospectus supplement and the base prospectus do not constitute a prospectus for the purposes of the UK Prospectus Regulation and the FSMA.

The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

European Economic Area Legend:	This document, the prospectus supplement and the base prospectus have been prepared on the basis that all offers of the Bonds in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce or publish a prospectus for offers of the Bonds. Accordingly, any person making or intending to make any offer within a Member State of the Bonds which are the subject of an offering contemplated in the prospectus supplement and the base prospectus may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of the Bonds shall require the Issuer or any underwriter to produce or publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Neither the Issuer nor any underwriter has authorized, nor do they authorize, the making of any offer of the Bonds to any legal entity which is not a qualified investor as defined in the Prospectus Regulation.

Neither the Issuer nor any underwriter have authorized, nor do they authorize, the making of any offer of the Bonds through any financial intermediary, other than offers made by the relevant underwriter which constitute the final placement of the Bonds contemplated in the prospectus supplement.

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Swiss Legend:	This document is not intended to constitute an offer to the public or solicitation to purchase or invest in the Bonds. The Bonds have not been and will not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) always except (i) to investors that qualify as professional clients within the meaning of the FinSA or (ii) in any other circumstances falling within article 36 para. 1 of the FinSA (together “Exempt Offerings”). The Bonds have not been and will not be admitted to any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Bonds constitutes a prospectus pursuant to the FinSA. This document has not been and will not be reviewed or approved by a Swiss review body and does not comply with the disclosure requirements applicable to a prospectus pursuant to the FinSA. Save for Exempt Offerings, neither this document nor any other offering or marketing material relating to the Bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Italy Legend:	The offering of the Bonds has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and accordingly, no Bonds may be offered, sold or delivered, directly or indirectly, nor may copies of this document, the prospectus supplement or of any other document related to the Bonds be distributed in the Republic of Italy except: (a) to qualified investors (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and any applicable provision of the FSMA and Italian CONSOB regulations; or (b) in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation and the applicable Italian laws and regulations. Any offer, sale or delivery of any Bonds or distribution of copies of this document, the prospectus supplement or the base prospectus or any other document relating to any Bonds in Italy must: (a) be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of February 15, 2018 (as amended from time to time) and Legislative Decree No. 385 of September 1, 1993, as amended (the “Banking Act”); and (b) comply with all Italian securities, tax, exchange control and any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable), pursuant to Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time and/or any other competent authority.

OTHER:	ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER ELECTRONIC COMMUNICATION SYSTEM.

SCHEDULE II

Underwriter	Principal Amount of Securities to be Purchased
BMO Capital Markets Corp.	US$500,000,000
Goldman Sachs International	US$500,000,000
J.P. Morgan Securities plc	US$500,000,000
RBC Capital Markets, LLC	US$500,000,000

Total	US$2,000,000,000

Purchase Price (including accrued interest or amortization, if any, minus underwriting discount):	99.789% plus accrued interest from September 17, 2024, if settlement occurs after that date

Underwriting Discount:	0.125%

Ministry of the	Ministère du
Attorney General	Procureur général
Legal Services Branch Ministry of Finance	Direction des services juridiques Ministère des Finances

777 Bay Street 11th Floor Toronto ON M5G 2C8	777 rue Bay 11[e] étage Toronto ON M5G 2C8

Telephone: (437) 217-5191 Facsimile: (416) 325-1460 ursula.salas@ontario.ca	Téléphone: (437) 217-5191 Télécopieur: (416) 325-1460

September 17, 2024

The Honourable Peter Bethlenfalvy

Minister of Finance

7 Queen’s Park Crescent East

7th Floor, Frost Building South

Toronto, Ontario

M7A 1Y7

Dear Minister:

Subject:	Province of Ontario Issue of US$2,000,000,000 3.700% Bonds due September 17, 2029

I am counsel to the Province of Ontario (the “Province”) in connection with the issue of 3.700% Bonds due September 17, 2029 of the Province in the aggregate principal amount of US$2,000,000,000 (the “Bonds”) and the sale of the Bonds by the Province pursuant to an underwriting agreement dated as of September 10, 2024, (the “Underwriting Agreement”), between the Province and the Underwriters named therein.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

(a)	a fiscal agency agreement dated as of September 17, 2024, (the “Fiscal Agency Agreement”), between the Province and The Bank of New York Mellon, including the form of global bonds appended thereto;

(b)

a certified copy of the Order of the Lieutenant Governor in Council of the Province of Ontario numbered O.C. 924/2021 made June 24, 2021, as amended by Order in Council 1573/2022 made November 24, 2022, and as amended by Order in Council 450/2024 made March 21, 2024, pursuant to the Financial Administration Act (Ontario) and the Ontario Loan Act, 2021 (the “Order in Council”) authorizing the issue and sale of the Bonds; and

(c)	the Bonds dated September 17, 2024, executed by and sealed on behalf of the

Province.

I have also examined such certificates of public officials and such other certificates, documents and records and such legislation and matters of law as I have considered necessary as a basis for or relevant to the opinions hereinafter expressed.

For the purposes of this opinion, I have assumed, with regard to all documents examined by me, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed, telecopies or photostatic copies. I have also assumed, for the purposes of the opinions expressed in paragraphs 1 and 2 below, the due execution and delivery of all agreements by the parties thereto other than the Province.

This opinion is based upon legislation as in effect on the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable in Ontario. I have assumed that, insofar as any obligation is to be performed in any jurisdiction outside Ontario, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction.

The opinions given in paragraphs 1, 2 and 3 below are subject to the following limitations and qualifications:

(A)	the availability of equitable remedies is in the discretion of a court of competent jurisdiction (subject to further qualifications below);

(B)

pursuant to the Currency Act (Canada) a judgment by a court of the Province of Ontario must be awarded in Canadian currency and such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and

(C)	a court of the Province of Ontario may not against His Majesty the King in right of Ontario:

(i)	grant an injunction or make an order for specific performance,

(ii)	make an order for recovery or delivery of real or personal property, or

(iii)	issue execution or attachment or process in the nature thereof, other than garnishment in certain limited circumstances.

Subject to the foregoing, I am of the opinion that:

(1)

The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Ontario and the Order in Council and constitutes a legal, valid and binding agreement of the Province.

(2)

The Bonds have been duly authorized and the Bonds have been duly executed by and sealed on behalf of the Province in accordance with the laws of the Province of Ontario and the Order in Council and, when the Bonds are authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered and paid for by the Underwriters pursuant to the Underwriting Agreement, they will constitute legal, valid and binding obligations of the Province.

(3)

The payment of principal of and interest on the Bonds will be a charge on and payable out of the Consolidated Revenue Fund of the Province of Ontario (as defined in the Financial Administration Act (Ontario)).

I consent to the inclusion of this opinion in a Form 18-K/A amendment to the Province’s annual report on Form 18-K for the year ended March 31, 2023, which annual report is incorporated by reference into Registration Statement No. 333-232626 filed with the Securities and Exchange Commission of the United States of America.

Yours truly,

__/s/ Ria Park______________________

Ria Park
Legal Counsel
Legal Services Branch
Ministry of Finance

SCHEDULE OF EXPENSES

It is estimated that the expenses of the Province of Ontario in connection with the sale of the Bonds will be as follows:

Securities and Exchange Commission fee	USD 37,718.00

Printing expenses	USD 3,677.00

Fiscal Agent, Paying Agent fees and expenses	USD 20,000.00

Legal fees and expenses	USD 50,000.00

Rating Agency fees and expenses	USD 31,861.00

Listing fees and expenses	USD 7,111.00

Underwriters’ expense reimbursement

TOTAL	USD 150,367.00